The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may obtain these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/sami_ii or visit the following website: www.bearstearns.com/prospectus/sami_ii for a copy of the base prospectus applicable to this offering.

This term sheet supplement does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement is preliminary and is subject to completion or change.

This term sheet supplement is being delivered to you solely to provide you with information about the offering of the securities referred to in this term sheet supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this term sheet supplement are being offered when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that securities may not be issued that have the characteristics described in this term sheet supplement. Our obligation to sell securities to you is conditioned on the mortgage loans and the securities having the characteristics described in this term sheet supplement. If that condition is not satisfied, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

                              TERM SHEET SUPPLEMENT

             Structured Asset Mortgage Investments II Trust 2007-AR7
                                 Issuing Entity

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                            EMC Mortgage Corporation
                                     Sponsor

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

            Structured Asset Mortgage Investments II Trust 2007-AR7,
               Mortgage Pass-Through Certificates, Series 2007-AR7

The certificates are obligations only of the trust. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this term sheet supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

For use with adjustable rate mortgage loan securitizations involving two loan groups used in connection with senior certificates and subordinate certificates, consisting of certain classes of Class A and Class B certificates, with pre-funding.

                            Bear, Stearns & Co. Inc.
                                   Underwriter

          The date of this term sheet supplement is September 11, 2007
              For use with the base prospectus dated June 28, 2007

   Important notice about information presented in this term sheet supplement and the accompanying prospectus


You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this term sheet supplement, which describes the specific terms of your certificates.

The description of your certificates in this term sheet supplement is intended to enhance the related description in the prospectus and you should rely on the information in this term sheet supplement and the related term sheet as providing additional detail not available in the prospectus.

The Depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP CONTRACT PROVIDER, THE TRUSTEE, EACH RECIPIENT OF THE RELATED TERM SHEET SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                              TRANSACTION STRUCTURE

                                  RISK FACTORS

         You are encouraged to carefully consider the following risk factors in connection with the purchase of the offered certificates:

Your Yield on the Certificates Will be Subject to any Negative Amortization on the Related Mortgage Loans.

         Substantially all of the group I mortgage loans and all of the group II mortgage loans in the trust fund are negative amortization loans.

         With respect to the group I negative amortization mortgage loans, after one to three months following their origination, the interest rates on such negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually. In addition, in most circumstances, the amount by which a monthly payment may be adjusted on an annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment.

         With respect to the group II mortgage loans, during the initial fixed-rate period, monthly payments made by the mortgagor may be less than the interest accrued on such group II mortgage loan for the related payment period resulting in negative amortization.

         As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balances and will also bear interest at the applicable interest rates.

         If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more slowly.

         With respect to the group I negative amortization mortgage loans, if the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by more than 7.50%, the monthly payment due on that negative amortization loan will be reset without regard to the periodic payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of such a mortgage loan and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap or if the unpaid principal balance exceeds a percentage of 110%, 115% or 125% (as applicable) of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in each case in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments.

         With respect to the group II mortgage loans, the initial minimum monthly payment is calculated on the basis of the original loan amount and an interest rate that may be below the original interest rate by generally up to 3% per annum. After the end of the initial fixed-rate period after origination or if the unpaid principal balance equals or exceeds a percentage of 110%, 115% or 120% (as applicable) of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset to an interest-only payment in an amount equal to the full amount of accrued interest on the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect.

         The foregoing features with respect to the group I and group II mortgage loans may affect the rate at which principal on such mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

         The amount of deferred interest, if any, with respect to the mortgage loans for a given month will reduce the amount of interest collected on the mortgage loans and available to be distributed as a distribution of interest to the related classes of certificates. The resulting reduction in interest collections on these mortgage loans will be offset, in part or in whole, by applying all payments of principal received on the mortgage loans to interest distributions on the related classes of certificates. For any distribution date, the net deferred interest on the mortgage loans will be allocated to each class of related certificates as set forth in the term sheet. The amount of the reduction of accrued interest distributable to a class of related certificates attributable to net deferred interest will be added to the current principal amount of that class. Only the amount by which the payments of principal received on the related mortgage loans exceed the amount of deferred interest on the related mortgage loans will be distributed as principal to the related classes of certificates. The increase in the certificate principal balance of any class of certificates and the slower reduction in the certificate principal balances due to the use of all related mortgage loans to offset the deferred interest will have the effect of increasing the weighted average lives of the related certificates and increasing your exposure to realized losses on the related mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

         In addition, as the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than associated with fully amortizing mortgage loans.

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

         The subordination of each class of subordinate certificates of a group to the senior certificates of the related group and the classes of related subordinate certificates with a higher payment priority, as described in this term sheet supplement, is intended to enhance the likelihood that holders of the applicable senior certificates, and to a more limited extent, that holders of the applicable subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the applicable senior certificates, and to a more limited extent, the holders of related subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, among the certificates, beginning with the related subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of each class of related subordinate certificates is reduced to zero. If no subordinate certificates of a group remain outstanding, the principal portion of realized losses on the mortgage loans of the related group will be allocated to the related senior certificates (other than the interest-only certificates) starting with the related senior certificates with the highest numerical designation, until the certificate principal balance thereof has been reduced to zero. Accordingly, if the aggregate certificate principal balance of the related classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan groups would reduce the amount of funds available for monthly distributions to the holders of the classes of the related subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of the related classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the sponsor, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

         The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to pay principal on these certificates as provided in this term sheet supplement. As is the case with mortgage pass-through certificates generally,
the  offered   certificates  are  subject  to
substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, certain mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. For a detailed description of the standards under which the prepayment charges may be waived by the applicable servicer, see "The Mortgage Pool - Prepayment Charges on the Mortgage Loans" in this term sheet supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         Generally, on each distribution date during the period set forth in the term sheet, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in any loan group will be allocated to the related senior certificates entitled to payments of principal, with such allocation to be subject to further reduction over an additional period set forth in the term sheet, as described in this term sheet supplement, unless the amount of subordination provided to the related senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the related senior certificates in each certificate group as a whole while, in the absence of losses in respect of the related mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans that the applicable subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this term sheet supplement, including the tables entitled "Percent of Initial Principal Amount Outstanding at the Following CPR Percentage" in this term sheet supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

          o    the applicable purchase price; and

          o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

         The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

         In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this term sheet supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         As described in this term sheet supplement, the sponsor has the option to repurchase mortgage loans that are 90 days or more delinquent. The sponsor may exercise such option on its own behalf or may assign this right to a third party, including a holder of a class of certificates, that may benefit from the repurchase of such loans. These repurchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the sponsor would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities.

         Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your certificates. Securities backed by residential mortgage loans ("RMBS Securities") originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies. Additionally, there may be evidence that other earlier vintages of RMBS Securities are not performing well. Many RMBS Securities, including those from securitizations of the sponsor, have been downgraded by the rating agencies during the past few months. As a result, the market for your certificates may be adversely affected for a significant period of time.

         The increase in delinquencies described above has not been limited to "subprime" mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected "alt-A" mortgage loans, which are made to borrowers with limited documentation, and also "prime" mortgage loans, which are made to borrowers with excellent credit who provide full documentation.

         In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

         Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

         Current market conditions may impair borrowers' ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loan on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.

         Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition to the reduction of the number of originators, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations.

         Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

         You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your certificates.

Mortgage Loan Modifications May Affect the Interest Rate Caps and Distributions on the Certificates.

         Modifications of mortgage loans agreed to by the servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under a mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified loan may remain in the trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, an extended final maturity of, or an allocation of a realized loss to, one or more classes of the related certificates.

The Bankruptcy of an Originator May Adversely Affect the Performance and Market Value of Your Securities.

         The depositor is aware that American Home Mortgage Corporation, or American Home, the originator of a significant percentage of the group II mortgage loans, has filed for bankruptcy protection under the United States Bankruptcy Code. See "Mortgage Loan Origination--American Home Mortgage Corporation" in this term sheet supplement. Any originator whose financial condition was weak or deteriorating at the time of origination may have experienced personnel changes that adversely affected its ability to originate and service mortgage loans in accordance with its customary standards. Such originator may also have experienced reduced management oversight or controls with respect to its underwriting standards and servicing capabilities. Accordingly, the rate of delinquencies and defaults on the related mortgage loans may be higher than would otherwise be the case.

Your Distributions Could Be Adversely Affected by the Bankruptcy or Insolvency of Certain Parties.

         The sponsor believes that the transfers of the mortgage loans by the originators to the sponsor constitute a sale of the mortgage loans. The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if an originator, the sponsor or the depositor becomes bankrupt, a party in interest (including the originator, the sponsor or the depositor) may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor, the depositor or the trust, as applicable, or that the transfer was otherwise improper. If such an argument is made, you could experience delays in payments on the certificates. If the argument is successful, there could be delays or reductions in payments on the certificates, or there could be a significant prepayment of the certificates. You might also suffer reinvestment loss in a lower interest rate environment.

         In addition, if the servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the related mortgage loans.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

         It is expected that the primary servicing for a portion of the mortgage loans will be transferred to EMC Mortgage Corporation prior to the closing date; including substantially all of the mortgage loans originated by American Home. However, EMC Mortgage Corporation will be obligated to service the mortgage loans as of the closing date. Any servicing transfer will involve notifying mortgagors to remit payments to a new servicer, transferring physical possession of loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer. In addition, with respect to the mortgage loans originated by American Home, the filing for bankruptcy protection by American Home and the corresponding reduction of and impact on its personnel may adversely affect the transfer of any mortgage loans to EMC Mortgage Corporation. Accordingly, such transfers could result in misdirected notices, misapplied payments, data input problems and other problems. In addition, investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer. Such increase in delinquencies and problems associated with the transfer to the new servicer may result in losses which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, Which May Present a Greater Risk of Loss With Respect to the Mortgage Loans.

         Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this term sheet supplement, subordination with respect to the offered certificates or "subordinate classes" generally means:

o with respect to the Class I-A Certificates: each class, if any, of Class I-A Certificates with a higher numerical designation, and the Class I-B Certificates;

o with respect to the Class I-B Certificates: each class, if any, of the Class I-B Certificates with a higher numerical designation;

o with respect to the Class II-A Certificates: each class, if any, of Class II-A Certificates with a higher numerical designation, and the Class II-B Certificates;

o with respect to the Class II-B Certificates: each class, if any, of the Class II-B Certificates with a higher numerical designation.

         Credit enhancement for the senior certificates of any group will be provided, first, by the right of the holders of the senior certificates of such group to receive certain payments of interest and principal prior to the related subordinate classes and, then by the allocation of realized losses to the related outstanding subordinate class with the lowest payment priority before allocation to related senior certificates. Accordingly, if the aggregate certificate principal balance of a subordinate class of any group were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to holders of the remaining related outstanding subordinate class or classes of certificates with the lowest payment priority and, if the aggregate certificate principal balance of all the classes of subordinate certificates of a group were to be reduced to zero, delinquencies and defaults on the mortgage loans from the related loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. Realized losses on the senior certificates in each loan group will be further allocated among such certificates as set forth in the term sheet. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this term sheet supplement.

         The weighted average lives of, and the yields to maturity on the Class B Certificates of a group will be progressively more sensitive, sequentially, starting with the Class B Certificates of the related group with the highest numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of certificates than would otherwise be the case. Realized losses are not allocable to the interest-only certificates. Once a realized loss is allocated to a certificate, no interest will be distributable with respect to such written down amount.

         In addition, the multiple class structure of the subordinate certificates in each group causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by a class of related subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Certain Offered Certificates May Not Always Receive Interest Based on the Related Index Plus the Related Margin.

         The offered certificates that bear interest based on One-Month LIBOR, as set forth in the term sheet, may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on these offered certificates are each subject to a net rate cap, as further described in this term sheet supplement. If the net rate cap on a class of the offered certificates that bear interest based on One-Month LIBOR, as set forth in the term sheet, is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the fixed rate set forth in the term sheet, the interest rate on these offered certificates will be reduced to the net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage loans in the related group with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the net rate cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

         To the extent interest on the offered certificates that bear interest based on One-Month LIBOR is limited to the net rate cap, the difference between
(i) the lesser of (a) One-Month LIBOR plus the related margin and (b) the fixed rate set forth in the term sheet, and (ii) the net rate cap will create a shortfall. This shortfall may be covered to the extent of amounts otherwise payable to the related interest-only certificates, as set forth in this term sheet supplement, and to the extent of available payments under the cap contracts, if any. However, generally payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the related mortgage loans. If the related mortgage loans do not prepay according to those assumptions, it may result in the cap contracts providing insufficient funds to cover such shortfalls. In addition, generally cap contracts provide for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date. In addition, although the applicable offered certificates that bear interest based on One-Month LIBOR may be entitled to payments under the cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder may only be obligated to make such payments under certain circumstances.

         To the extent that payments on the applicable offered certificates that bear interest based on One-Month LIBOR depend in part on payments to be received under the cap contracts the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of the counterparty under the cap contract.

         The cap contracts terminate in accordance with their terms on the dates set forth in the related contract. This date will be selected based on certain prepayment assumptions regarding the related mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the related mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts generally will terminate prior to the repayment in full of the related classes of certificates. See "The Cap Contracts" in this term sheet supplement.

The Interest-Only Certificates are Subject to Special Risks.

         Because the notional amount of the group II interest-only certificates on a determination date will be based upon the certificate principal balance of the applicable class or classes of group II senior certificates set forth in the term sheet, the yield on the group II interest-only certificates will be sensitive to the rate and timing of principal payments on the group II mortgage loans, to the extent these payments are allocated to such group II senior certificates.

         A rapid rate of principal payments on the group II mortgage loans will have a materially negative effect on the yield to investors in the group II interest-only certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on such mortgage loans could result in the failure of investors in the group II interest-only certificates to recover fully their initial investments.

         Amounts payable to one or more classes of group II interest-only certificates may be used to cover any carry-forward shortfall amounts on one or more other classes of group II certificates, to the extent set forth in the term sheet. As a result, such shortfalls may result in reduced distributions on such class or classes of group II interest-only certificates.

The Securities Are Not Suitable Investments for All Investors.

         The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

         Some of the mortgage loans will have an initial interest only period to the extent set forth in the term sheet. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         The performance of the mortgage loans with an initial interest only period may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Developments in Specified Regions Could Have Disproportionate Effect on the Mortgage Loans due to Geographical Concentrations of the Mortgage Properties.

         Some of the mortgage loans may be concentrated in certain geographical regions. Property in those regions may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

     o economic conditions in a specific region with a significant concentration of properties underlying the mortgage loans (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

     o declines in a region's residential real estate market may reduce the values of properties located in that region, which would result in an increase in the loan-to-value ratios; and

     o any increase in the market value of properties located in a particular region would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

         Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the subordinate certificates of the related group.

Reimbursement of Advances to the Servicer, the Master Servicer or the Trustee Could Delay Distributions on the Certificates.

         Under the applicable servicing agreement or the pooling and servicing agreement, the servicer, the master servicer (in its capacity as successor servicer) or the trustee (in its capacity as successor master servicer) will make advances to cover delinquent payments of principal and interest (in each case as set forth in the applicable agreement) to the extent it reasonably believes that the advances are recoverable from future payments or recoveries on the mortgage loans as described in this term sheet supplement. The servicer, the master servicer or the trustee may make such advances from amounts held for future distribution. In addition, the servicer, the master servicer or the trustee may withdraw from the protected account or the distribution account, as applicable, funds that were not included in available funds for the related loan group for the preceding distribution date to reimburse itself for advances previously made. Any such amounts withdrawn by the servicer, the master servicer or the trustee in order to make an advance or in reimbursement of advances previously made are generally required to be replaced by the servicer, the master servicer or the trustee, as applicable, on or before the next distribution date, subject to subsequent withdrawal. To the extent that the servicer, the master servicer or the trustee is unable to replace any amounts withdrawn in order to make an advance or in reimbursement of advances previously made, there could be a delay in distributions on the related certificates. Furthermore, such party's right to withdraw funds held for future distribution to make an advance or to reimburse itself for advances previously made, could lead to amounts required to be restored to the related account by such party that are higher, and potentially substantially higher, than one month's advance obligation.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

         It is expected that as a condition to the issuance of the offered certificates that each class of offered certificates will have the ratings in the categories set forth in the term sheet. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property on behalf of the trust, which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

         The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

To the Extent Amounts on Deposit in the Pre-Funding Account Are Not Used, There May Be a Mandatory Prepayment on the Related Senior Certificates.

         To the extent that the pre-funded amount for a loan group on deposit in the related pre-funding account has not been fully applied to the purchase of subsequent mortgage loans for the related loan group on or before the distribution date specified in the Term Sheet, the holders of the related Class A Certificates will receive on the distribution date immediately following such distribution date, the pre-funded amount for the related loan group remaining after the purchase of subsequent loans for such loan group. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans for each loan group sold to the trustee on behalf of the trust will require the application of substantially all amounts on deposit in the related pre-funding account and that there will be no material principal payment to the holders of the related Class A Certificates on such distribution date.

                                THE MORTGAGE POOL

General

         The related Term Sheet will include information with respect to the initial mortgage loans expected to be included in the pool of mortgage loans in the trust fund. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for the removed mortgage loans. In addition, subsequent mortgage loans will be added to the related loan group during the pre-funding period from amounts on deposit in the related pre-funding account. The depositor believes that the information set forth in the Term Sheet will be representative of the characteristics of the mortgage pool as it will be constituted at the end of the pre-funding period, although certain characteristics of the mortgage loans in the mortgage pool may vary.

         The mortgage pool will generally consist of first lien adjustable rate negative amortization mortgage loans secured by one- to four-family residences and individual condominium units.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage pool has been divided into two primary loan groups, designated as Loan Group I and Loan Group II. The mortgage loans in Loan Group I and Loan Group II are referred to herein as the group I mortgage loans and the group II mortgage loans, respectively.

         All of the mortgage loans are adjustable rate mortgage loans. With respect to the group I negative amortization mortgage loans, generally, after an initial fixed-rate period, the interest rate borne by the mortgage loans will be adjusted monthly based on One-Year MTA, referred to herein as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. With respect to the group II mortgage loans, after the initial fixed-rate period after origination as set forth in the Term Sheet, the interest rate on each group II mortgage loan will be adjusted monthly or semi-annually based on One-Year MTA or Six-Month LIBOR, as applicable, each referred to herein as an Index, computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum mortgage rate cap for the first adjustment date, a periodic adjustment cap of 1% or 2% and a maximum lifetime mortgage rate.

         As of the Cut-off Date, some of the mortgage loans may be still in their initial fixed-rate period. The initial fixed-rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination.

         All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

         Billing and Payment Procedures

         The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Prepayment Charges on the Mortgage Loans

         Some of the mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         The holders of the Class XP Certificates, if any, or the related servicers will be entitled to all the prepayment charges received on the related mortgage loans. No prepayment charges will be available for distribution on any classes of certificates (other than the Class XP Certificates, if applicable). Generally, the Master Servicer shall not waive (or authorize any servicer to waive, and a servicer will agree in its servicing agreement that it will not waive) any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or
(iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer or a Servicer, as applicable, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third-party. The percentage of each type of prepayment charge included in the pool of mortgage loans with respect to each group of mortgage loans is set forth in the Term Sheet.

Negative Amortization

         Substantially all of the group I mortgage loans and all of the group II mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment adjusts only on an annual basis. In addition, the monthly payment may not fully amortize the principal balance of the loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loan may be subject to:

                  (1) reduced amortization, if the monthly payment is sufficient to pay current accrued interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest is greater than the monthly payment, which would result in the accrued interest not currently paid being treated as Deferred Interest; or

                  (3) accelerated amortization, if the monthly payment is greater than the amount necessary to pay current interest and to reduce principal in accordance with a fully amortizing schedule.

         Deferred interest may result in a final lump sum payment at maturity significantly greater than the monthly payment that would otherwise be payable.

         The total amount of deferred interest that may be added is limited by a provision in the mortgage note to the effect that the principal amount of the mortgage loan may not exceed a percentage or periodic cap, times the principal amount of the loan at origination.

         With respect to the group I negative amortization mortgage loans, on each annual payment adjustment date, the minimum monthly payment will be reset to fully amortize the mortgage loan over the remaining term to maturity subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth anniversary thereafter, the monthly payment will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance exceeds 110%, 115% or 125% (as applicable) of the original principal balance due to deferred interest, the monthly payment will be reset on such payment date without regard to the limitation described in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

         At the time of any annual payment adjustment where the monthly payment increase on the related negative amortization mortgage loans in loan group I would be limited by the periodic cap, the mortgagor will be given the option to have the monthly payment adjusted to a fully amortizing level.

         With respect to the group II mortgage loans, during the option period, the mortgagor will be required to pay a minimum monthly payment calculated on the basis of the original loan amount and a note rate below the original note rate of up to 3%. The optional period will end and the minimum monthly payment will adjust, at the earlier of (i) the end of the initial fixed rate period or
(ii) the date upon which the unpaid principal balance equals or exceeds a percentage (either 110%, 115% or 120%, as applicable, depending on the maximum amount of negative amortization for that mortgage loan) of the original principal balance of the mortgage loan due to deferred interest. Upon adjustment, the required monthly payment will be an interest only payment in an amount equal to the full amount of accrued interest of the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect. The required monthly payment may change at the end of the initial fixed rate period and once every month, six months or one year thereafter, as applicable, based on the monthly or semi-annual adjustment of interest, as applicable. This interest-
only period will expire on an anniversary of the loan as set forth in the Term Sheet, at which time the monthly payment will be adjusted monthly or semi-annually, as applicable, to pay interest and amortize fully the then unpaid principal balance over its remaining term to maturity (assuming the then current interest rate is not adjusted prior to maturity). In addition to the minimum monthly payment option, during the option period, the mortgagor is offered three additional payment options to the extent they result in a larger payment than the minimum monthly payment. The payment options include the interest only payment, the fully amortized payment and the 15 year amortized payment. If a payment option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

Indices on the Mortgage Loans

         One-Year MTA. Some of the mortgage loans will be based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following does not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                                   One-Year MTA
Date                            2001         2002         2003         2004         2005         2006         2007
January 1..................    5.999%       3.260%       1.935%       1.234%       2.022%       3.751%        4.983%
February 1.................    5.871        3.056        1.858        1.229        2.171        3.888         5.014
March 1....................    5.711        2.912        1.747        1.225        2.347        4.011         5.027
April 1....................    5.530        2.786        1.646        1.238        2.504        4.143         5.029
May 1......................    5.318        2.668        1.548        1.288        2.633        4.282         5.022
June 1.....................    5.102        2.553        1.449        1.381        2.737        4.432         5.005
July 1.....................    4.897        2.414        1.379        1.463        2.865        4.563         4.983
August 1...................    4.671        2.272        1.342        1.522        3.019        4.664
September 1................    4.395        2.180        1.302        1.595        3.163        4.758
October 1..................    4.088        2.123        1.268        1.677        3.326        4.827
November 1.................    3.763        2.066        1.256        1.773        3.478        4.883
December 1.................    3.481        2.002        1.244        1.887        3.618        4.933

         Six-Month LIBOR. Some of the mortgage loans will adjust semi-annually based on Six-Month LIBOR. "Six-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

         The following levels of Six-Month LIBOR do not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                  Six-Month LIBOR
Date                            2001         2002         2003         2004         2005         2006         2007
January 1..................     6.20%        2.03%        1.38%        1.22%        2.78%        4.81%        5.37%
February 1.................     5.26         2.08         1.35         1.21         2.97         4.99         5.40
March 1....................     4.91         2.04         1.34         1.17         3.19         5.12         5.33
April 1....................     4.71         2.36         1.23         1.16         3.39         5.14         5.33
May 1......................     4.30         2.12         1.29         1.38         3.41         5.22         5.36
June 1.....................     3.98         2.08         1.21         1.60         3.54         5.30         5.38
July 1.....................     3.91         1.95         1.12         1.89         3.73         5.59         5.38
August 1...................     3.69         1.87         1.21         1.99         3.95         5.51         5.33
September 1................     3.45         1.80         1.20         1.98         4.00         5.43
October 1..................     2.52         1.71         1.14         2.20         4.27         5.37
November 1.................     2.15         1.60         1.23         2.32         4.47         5.39
December 1.................     2.03         1.47         1.27         2.63         4.63         5.35

         Some of the mortgage loans may adjust based on other indices as set forth in the Term Sheet.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

         To the extent a pre-funding feature is included in the transaction, the Trustee will purchase from the Depositor during the pre-funding period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, adjustable rate mortgage loans secured by first liens on residential mortgage properties for inclusion in the trust. The subsequent mortgage loans will be transferred to the Trustee pursuant to subsequent transfer instruments between the Depositor and the Trustee. Although it is intended that the principal amount of subsequent mortgage loans sold to the Trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the pre-funding period. In any event, it is unlikely that the Depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date.

         Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions as specified in the prospectus supplement.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset
pools            of            the            same            type            at
[http://www.bearstearns.com/transactions/sami_ii/sami2007-ar7/].

         Information provided through the Internet address above will not be deemed to be a part of this term sheet supplement, the Term Sheet or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Structured Asset Mortgage Investments II Trust 2007-AR7 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Trust 2007-AR7 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom,
(ii) issuing the  certificates,  (iii) making payments on the  certificates  and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than 50% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements-- Amendment of Agreement" in the prospectus.

         The assets of Structured Asset Mortgage Investments II Trust 2007-AR7 will consist of the mortgage loans and certain related assets.

         Structured Asset Mortgage Investments II Trust 2007-AR7's fiscal year end is December 31.

                                  THE DEPOSITOR

         Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the State of Delaware in June 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of June 30, 2007, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $153,129,931,188. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the Depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and sub-performing residential mortgages and REO Property from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                     December 31, 2003                          December 31, 2004
                                           Total Portfolio of                         Total Portfolio of
        Loan Type             Number                Loans                  Number                Loans
Alt-A ARM                        12,268       $    3,779,319,393.84           44,821       $   11,002,497,283.49
Alt-A Fixed                      15,907       $    3,638,653,583.24           15,344       $    4,005,790,504.28
HELOC                                 -       $                -                   -       $                -
Prime ARM                        16,279       $    7,179,048,567.39           30,311       $   11,852,710,960.78
Prime Fixed                       2,388       $    1,087,197,396.83            1,035       $      509,991,605.86
Short Duration                    7,089       $    2,054,140,083.91           23,326       $    7,033,626,375.35
ARM (incl. Neg-Am)
Reperforming                      2,800       $      247,101,330.36            2,802       $      311,862,677.46
Seconds                               -       $                -              14,842       $      659,832,093.32
SubPrime                         29,303       $    2,898,565,285.44           98,426       $   13,051,338,552.19
Totals                           86,034       $   20,884,025,641.01          230,907       $   48,427,650,052.73


                                     December 31, 2005                            June 30, 2007
                                           Total Portfolio of                            Total Portfolio of
        Loan Type             Number               Loans                  Number                  Loans
Alt-A ARM                        73,638      $   19,087,119,981.75            2,807      $       850,874,343.82
Alt-A Fixed                      17,294      $    3,781,150,218.13            2,971      $       858,105,091.69
HELOC                             9,309      $      509,391,438.93            5,173      $       351,881,947.61
Prime ARM                        27,384      $   13,280,407,388.92            5,747      $     2,860,854,565.39
Prime Fixed                       3,526      $    1,307,685,538.44              700      $       331,901,017.06
Short Duration                   38,819      $   14,096,175,420.37           10,217      $     3,995,330,678.91
ARM (incl. Neg-Am)
Reperforming                      2,877      $      271,051,465.95                -      $                 -
Seconds                         114,899      $    5,609,656,263.12            6,812      $       474,358,886.38
SubPrime                        101,156      $   16,546,152,274.44           11,160      $     2,337,396,663.76
Totals                          388,902      $   74,488,789,990.05           45,587      $    12,060,703,194.62

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.

                      THE MASTER SERVICER AND THE SERVICERS

General

         Wells Fargo Bank, National Association, referred to herein as Wells Fargo Bank or the Master Servicer, will act as the Master Servicer of the mortgage loans and as securities administrator pursuant to the Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

         Primary servicing of the group I mortgage loans and the group II mortgage loans will be provided by the Sponsor, in accordance with its servicing agreement which is referred to herein as the Servicing Agreement. The Servicing Agreement will require, among other things, that the Servicer accurately and fully reports its borrower credit files to credit repositories in a timely manner. The Servicing Agreement will be assigned to the trust pursuant to the assignment, assumption and recognition agreement among the Depositor, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by the Servicer with respect to the related mortgage loans. The Servicer will be responsible for the servicing of the mortgage loans pursuant to the Servicing Agreement, and the Master Servicer will be required to monitor the Servicer's performance. In the event of a default by the Servicer under the Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the mortgage loans itself.

         The information set forth in the following paragraphs with respect to the Master Servicer has been provided by the Master Servicer.

The Master Servicer

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $540 billion in assets and 158,000+ employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as Master Servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

The Servicers

         EMC will service the group I mortgage loans and the group II mortgage loans, in accordance with its Servicing Agreement, which will be assigned to the trust on the Closing Date.

         The information set forth in the following paragraphs with respect to EMC has been provided by EMC.

EMC

         For a description of EMC, please see "The Sponsor" in this term sheet supplement. EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this term sheet supplement. EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2007, EMC's servicing portfolio grew by approximately 102.3% and the outstanding principal balance of EMC's servicing portfolio grew by approximately 190.3%.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's servicing portfolio consists primarily of two categories:

          o "performing loans," or performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

          o "non-performing loans," or non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         As of June 30, 2007, EMC was acting as servicer for approximately 312 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $80.6 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                                 As of December 31, 2003                                   As of December 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
                                                    Percent     Percent by                                     Percent      Percent
                                                   by No. of     Dollar      No. of                           by No. of    by Dollar
     Loan Type   No. of Loans    Dollar Amount      Loans        Amount      Loans         Dollar Amount        Loans        Amount
------------------------------------------------------------------------------------------------------------------------------------
Alta-A Arm.....     2,439      $   653,967,868.93    1.40%       4.75%         19,498   $ 4,427,820,707.76      7.96%       15.94%
Alta-A Fixed...    19,396      $ 3,651,416,056.79   11.14%      26.51%         25,539   $ 4,578,725,473.28     10.43%       16.48%
Prime Arm......     7,978      $   868,798,347.46    4.58%       6.31%          8,311   $ 1,045,610,015.30      3.39%        3.76%
Prime Fixed....    16,377      $ 1,601,411,491.35    9.40%      11.63%         14,560   $ 1,573,271,574.42      5.95%        5.66%
Seconds........    25,290      $   690,059,168.80   14.52%       5.01%         39,486   $ 1,381,961,155.08     16.13%        4.98%
Subprime.......    76,166      $ 5,058,932,125.93   43.73%      36.73%        114,436   $13,706,363,249.78     46.74%       49.34%
Other..........    26,523      $ 1,249,014,372.71   15.23%       9.07%         23,010   $ 1,063,682,459.11      9.40%        3.83%
                 -------------------------------------------------------------------------------------------------------------------
Total..........   174,169      $13,773,599,431.97  100.00%     100.00%       244,840    $27,777,434,634.73      100.00%    100.00%

                                     As of December 31, 2005                                      As of June 30, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                    Percent     Percent by                                     Percent      Percent
                                                   by No. of     Dollar      No. of                           by No. of    by Dollar
     Loan Type   No. of Loans    Dollar Amount      Loans        Amount      Loans         Dollar Amount        Loans        Amount
------------------------------------------------------------------------------------------------------------------------------------
Alta-A Arm.....     57,510      $13,625,934,321.62   12.69%      23.00%       52,729     $ 13,832,608,749        10.65%     17.15%
Alta-A Fixed...     17,680      $ 3,569,563,859.33    3.90%       6.03%       31,561     $  6,871,224,020         6.37%      8.52%
Prime Arm......      7,428      $ 1,010,068,678.92    1.64%       1.71%        6,260     $    929,778,835         1.26%      1.15%
Prime Fixed....     15,975      $ 2,140,487,565.90    3.52%       3.61%       15,078     $  2,409,083,088         3.04%      2.99%
Seconds........    155,510      $ 7,164,515,426.20   34.31%      12.10%      168,229     $  8,554,440,442        33.97%     10.61%
Subprime.......    142,890      $20,373,550,690.52   31.53%      34.40%      137,526     $ 22,509,787,024        27.77%     27.91%
Other..........     56,216      $11,347,144,055.57   12.40%      19.16%       83,874     $ 25,542,370,332        16.94%     31.67%
                  ------------------------------------------------------------------------------------------------------------------
Total..........    453,209      $59,231,264,598.06  100.00%     100.00%      495,257     $ 80,649,292,489       100.00%    100.00%

         Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

                            MORTGAGE LOAN ORIGINATION

General

         The principal originators of the group II mortgage loans are American Home Mortgage Corporation, referred to herein as American Home, GreenPoint Mortgage Funding, Inc., referred to herein as GreenPoint, and Bear Stearns Residential Mortgage Corporation. The remaining mortgage loans in loan group II were originated by various originators, none of which has originated more than 10% of the group II mortgage loans.

         The information set forth in the following paragraphs with respect to American Home and GreenPoint has been provided by American Home and GreenPoint, respectively.

The Originators

         The mortgage loans originated by American Home and GreenPoint were originated generally in accordance with the related underwriting guidelines set forth below. In addition to the following, American Home and GreenPoint also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector in connection with the origination of mortgage loans which have principal balances equal to or less than the principal balances which would make them eligible for purchase by Fannie Mae or Freddie Mac. These mortgage loans are treated in this term sheet supplement as if they were originated with full documentation.

American Home Mortgage Corporation

         The following description of American Home and its underlying guidelines has been included in this term sheet supplement because over 20% of the group I and group II mortgage loans, by aggregate principal balance as of the cut-off date, were originated by American Home. Investors should note that such information was previously disclosed by American Home in connection with a recent securitization transaction, and has not been updated by American Home since American Home filed for bankruptcy on August 6, 2007 under Chapter 11 of the United States Bankruptcy Code.

         American Home is a New York corporation that operates as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home's call center. American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating fixed rate mortgage loans and adjustable-rate mortgage loans, or ARMs, since such date. American Home currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation, which operates, and has elected to be treated, as a REIT for federal income tax purposes. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747. On August 6th, 2007, American Home Mortgage Holdings, Inc. together with certain of its subsidiaries, including American Home Mortgage Corporation, the originator hereunder, filed a petition with the United States Bankruptcy Court, District of Delaware under Chapter 11 of the U.S. Bankruptcy Code.

         The  following   table  reflects   American   Home's   originations  of
short-reset adjustable-rate mortgage loans as of the dates indicated:

                               Year Ended             Year Ended            Year Ended         Three Months Ended
    Short Reset ARMs        December 31, 2004      December 31, 2005     December 31, 2006       March 31, 2007
    ----------------        -----------------      -----------------     -----------------       --------------
Number Of Loans                      21,772                 28,179                 53,299                 9,016
Principal Balance            $5,243,914,215         $9,539,586,012        $20,291,229,888        $3,291,921,408

         With respect to the table above, a short reset ARM is any adjustable-rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of three years or less. American Home is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

         Underwriting Standards

         The following information generally describes American Home's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting standards and its Alt-A underwriting guidelines. Investors should note that such information was previously filed by American Home in connection with a recent securitization transaction, and has not been updated by American Home because American Home, together with certain of its affiliates, filed for bankruptcy on August 6, 2007 under Chapter 11 of the United States Bankruptcy Code.

         The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

         American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

         American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

         American Home underwrites a borrower's creditworthiness based solely on information that American Home believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

         The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both.

         For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

         American Home obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion.

         These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home's non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home's Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

         In addition to reviewing the borrower's credit history and credit score, American Home's underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

         In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by American Home's underwriters. American Home's Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense, on an ongoing basis.

         Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

         Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an underwriter of American Home or a mortgage insurance company contract underwriter.

         The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.

         For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

         American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

GreenPoint Mortgage Funding, Inc.

         GreenPoint Mortgage Funding, Inc., a New York corporation ("GreenPoint"), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("Capital One"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006. On August 1, 2007, North Fork Bank a New York State chartered commercial bank and Capital One, National Association merged and GreenPoint became an operating subsidiary of Capital One, National Association, a national banking association. On August 20, 2007 Capital

One announced that it would cease residential mortgage origination operations at its wholesale mortgage-banking unit, GreenPoint, effective immediately. GreenPoint will cease making new loan commitments immediately, however, it will continue to meet its contractual obligations to customers for loan commitments that are in the pipeline with rates locked. GreenPoint will continue to service mortgage loans at the servicing unit in Columbus, Georgia to fulfill ongoing servicing obligations.

         Prior to August 20, 2007, GreenPoint was engaged in the mortgage banking business, and as part of that business, originated, acquired, sold and serviced mortgage loans. GreenPoint originated loans primarily through its wholesale division, which worked with a nationwide network of independent mortgage brokers, each of which was approved by GreenPoint. GreenPoint also originated loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

         Prior to August 20, 2007, GreenPoint had originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

         The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table

   Loan Type                              2004                   2005                               2006                   2007-2Q
                                          ----                   ----                               ----                   -------

   Alt A and Specialty
   Number of Loans                                  65,284                  67,707                 58,917                 21,707
   Dollar Volume                           $14,579,659,658         $19,148,814,451        $18,105,817,619           6,898,352,564
   Percent Adjustable                                   67%                     84%                    81%                     69%
   Percent of Total Dollar Volume                       37%                     45%                    50%                     56%

   Agency
   Number of Loans                                  10,975                  12,408                  11,508                  6,802
   Dollar Volume                            $2,188,737,211          $2,746,779,129         $ 2,623,218,142          1,623,612,082
   Percent Adjustable                                    3%                      1%                      2%                     0%
   Percent of Total Dollar Volume                        6%                      7%                      7%                    13%

   Jumbo

   Number of Loans                                  53,522                  41,614                29,502                    6,612
   Dollar Volume                           $17,667,106,136         $14,899,732,857       $11,073,921,037            2,836,381,991
   Percent Adjustable                                   84%                     74%                    76%                     58%
   Percent of Total Dollar Volume                       44%                     35%                    30%                     23%

   Heloc and Seconds

   Number of Loans                                  83,902                  82,258                 67,566                 14,143
   Dollar Volume                            $5,374,039,738          $5,450,355,355         $4,601,708,216            935,965,806
   Percent Adjustable                                   97%                     95%                    79%                    71%
   Percent of Total Dollar Volume                       14%                     13%                    13%                     8%


   Number of Loans                                 213,683                203,987                167,493                  49,264
   Dollar Volume                           $39,809,542,743         $42,245,681,792        36,404,665,013          12,294,312,443

   Loan Type                              2004                   2005                               2006                   2007-2Q
                                          ----                   ----                               ----                   -------

   Average Loan Amount                            $186,302                $207,100              $217,350                $249,560
   Non-Purchase Transactions                            52%                     51%                   57%                     64%
   Adjustable Rate Loans*                               75%                     76%                   74%                     57%
   *% of total loan production based on dollar volume

         GreenPoint Underwriting Guidelines

         Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

         In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

         In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

         As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.
Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

         Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

         In  determining  the  adequacy  of  the  property  as  collateral,   an
independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

         GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

         Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally,

12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

         GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the Certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected in the Term Sheet, which we refer to collectively as the Offered Certificates, and one or more classes of Class R Certificates and such other non-offered certificates identified in the Term Sheet, which are not offered publicly, which we refer to collectively as the Non-Offered Certificates. The various classes of Class I-A Certificates, together with any group I interest-only certificates, are also referred to herein as the Group I Senior Certificates; and the various classes of Class I-B Certificates are referred to herein as the Group I Subordinate Certificates. The various classes of Class II-A Certificates, together with any group II interest-only certificates, are also referred to herein as the Group II Senior Certificates; and the various classes of Class II-B Certificates are referred to herein as the Group II Subordinate Certificates. The Certificates offered by the Term Sheet are collectively referred to herein as the Offered Certificates.

         Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

General

         The Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7 will consist of the Offered Certificates and the Non-offered Certificates. Only the offered certificates are offered by the Term Sheet.

         The Offered Certificates are primarily described in this term sheet supplement and the related Term Sheet.

         The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund generally consisting of the following:

          o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

          o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

          o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto),

          o the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreement, if any, between the Depositor and the Sponsor,

          o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Pre-Funding Account, the Interest Coverage Account, the Reserve Fund, the Distribution Account, any Adjustable Rate Supplemental Fund and such other accounts, if any, created under the Agreement,

          o such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account,

          o the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee,

          o    the rights of the Depositor with respect to the Cap Contracts,

          o    such other assets as described in the Agreement, and

          o    any proceeds of the foregoing.

         The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, societe anonyme and the Euroclear System and each of their participants in the minimum denominations set forth in the Term Sheet.

         The Book-entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive Certificates are issued under the limited circumstances described in this term sheet supplement, all references to actions by certificateholders with respect to the Book-entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this term sheet supplement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, SAMI II 2007-AR7, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value" in this term sheet supplement.

Registration of the Book-Entry Certificates

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the  Rules,  DTC is  required  to make  book-entry  transfers  of
Book-entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-entry Certificates.
Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-entry Certificates, may be limited due to the absence of physical certificates for the Book-entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Group I Certificates

         On each distribution date, the Available Funds with respect to Loan Group I will be distributed as follows:

         (A) On each distribution date, the Available Funds for Loan Group I will be distributed to the Group I Senior Certificates as follows:

                  first, to the related Certificates in accordance with the priorities set forth in the Term Sheet, the Accrued Certificate Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued Certificate Interest owed to each such class.

          Accrued Certificate Interest is subject to reduction in the event of specified interest shortfalls allocable thereto and, in the case of the Group I Interest-Only Certificates, also to certain Carry-forward Shortfall Amounts, in each case as described under "--Interest Distributions on the Group I Certificates" below;

                  second, to the related Certificates in accordance with the priorities set forth in the Term Sheet, any Carry-forward Shortfall Amounts due to each such class for such distribution date, to the extent such amounts were deducted from the Accrued Certificate Interest on the related Group I Interest-Only Certificates for such distribution date;

                  third, to the related Certificates in accordance with the priorities set forth in the Term Sheet, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates to the extent of remaining related Available Funds; and

                  fourth, to the related Certificates in accordance with the priorities set forth in the Term Sheet and in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to the Group I Senior Certificates for such distribution date, to the extent of remaining Available Funds, until each such Certificate Principal Balance has been reduced to zero.

         (B) Except as provided in paragraph (D) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group I Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for the Loan Group I after the distributions set forth in paragraph (A) above, will be distributed to the Group I Subordinate Certificates in accordance with the priorities set forth in the Term Sheet, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for the Loan Group I.

         (C) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group I Senior Certificates in any Certificate Group or Groups to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Group I Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Group I Senior Certificates' respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any group I mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Group I Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in paragraph
(A) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the related Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group I mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the related Subordinate Certificates does not exceed 100%, then the
additional   allocation  of  Principal

Prepayments to the related Senior Certificates in accordance with this paragraph
(C) will not be made and 100% of the Principal Prepayments on any group I mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the related Subordinate Certificates.

         (D) If on any distribution date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates in a Certificate Group would be greater than the aggregate Stated Principal Balance of the group I mortgage loans in its related Sub-Loan Group and any Group I Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to such Group I Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group I Senior Certificates is equal to the aggregate Stated Principal Balance of the group I mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group I Subordinate Certificates on such distribution date will be reduced and distributed to such Group I Senior Certificates, to the extent of any amount due and unpaid on such Group I Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group I Senior Certificates over
(y) the aggregate Stated Principal Balance of the group I mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group I Subordinate Certificates will be allocated first to the Group I Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class I-B Certificates with the highest numerical designation. If there exists more than one undercollateralized Certificate Group in Group I on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated among such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the mortgage loans in their respective Sub-Loan Groups.

         (E) If, after distributions have been made pursuant to priorities first, second and third of paragraph (A) above on any distribution date, the remaining Available Funds for any Sub-Loan Group in Loan Group I is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates, pro rata, based on their respective Certificate Principal Balances.

         (F) On each distribution date, Carry-forward Shortfall Amounts with respect to the applicable Group I Certificates set forth in the Term Sheet will be paid from amounts that would otherwise be payable as Accrued Certificate Interest on the related Group I Interest-Only Certificates.

         Payments made on a class of Certificates with Available Funds from another Sub-Loan Group in Loan Group I are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups in Loan Group I.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the related Residual Certificates; provided, that if on any distribution date there are any Available Funds for any Sub-Loan Group in Loan Group I remaining after payment of interest and principal to the Group I Certificates entitled thereto, such amounts will be distributed to the other classes of Group I Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group I Senior Certificates have been paid in full, before any remaining

Available Funds are distributed in accordance with this paragraph to the related Residual Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest Distributions on the Group I Certificates

         Holders of each class of Group I Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Sub-Loan Group in Loan Group I for that distribution date after reimbursement for certain advances to the Master Servicer and the Servicer.

         Holders of the Group I Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for the Loan Group I on that distribution date after distributions of interest and principal to the Group I Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicer and distributions of interest and principal to any class of Group I Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal Prepayment in full is made on a group I mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a group I mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of Group I Certificates on that distribution date will be offset by the Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the Group I mortgage loans serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group I mortgage loans will further reduce the Accrued Certificate Interest payable to the Group I Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group I Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Class I-B Certificates, beginning with the class of Class I-B Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Class I-A Certificates. Once the aggregate Certificate Principal Balances of the Class I-B Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Class I-A Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any Sub-Loan Group in Loan Group I is less than Accrued Certificate Interest on the related Group I Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related to the Group I Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the related group I mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent distribution dates, to the extent of the related Available Funds for the Loan Group I remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of the Group I Certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class of Certificates.

Principal Distributions on the Group I Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of the Group I Senior Certificates will be made on each distribution date pursuant to priority fourth above of clause (A) under "--Distributions on the Group I Certificates." In accordance with such priority fourth, the Available Funds for each Sub-Loan Group in Loan Group I remaining after the distribution of interest on the related Group I Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the related Senior Optimal Principal Amount for the Loan Group I for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group I Senior Certificates would be greater than the aggregate Stated Principal Balance of the group I mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to such class or classes of Group I Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (D) under "--Distributions on the Group I Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the Loan Group I based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the related Group I

Senior Certificates and the percentage interest evidenced by the Group I Subordinate Certificates on a pro rata basis, generally the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the related Group I Senior Certificates on each distribution date for the period set forth in the Term Sheet with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the related Group I Senior Certificates over an additional period set forth in the Term Sheet (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the related Subordinate Percentages is equal to or greater than two times the weighted average of the initial related Subordinate Percentages and certain loss and delinquency tests described in the Term Sheet are met, the Group I Subordinate Certificates will receive certain additional payments as set forth in the Term Sheet, provided, further, that if on any distribution date the related Senior Percentage exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the group I mortgage loans during the related Prepayment Period will be allocated to the related Group I Senior Certificates. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Group I Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the group I mortgage loans evidenced by the Group I Subordinate Certificates. Increasing the respective percentage interest of the Group I Subordinate Certificates relative to that of the Group I Senior Certificates is intended to preserve the availability of the subordination provided by the Group I Subordinate Certificates.

         For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Group I Subordinate Certificates

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group I Senior Certificates will be allocated on a pro rata basis among the class of Group I Subordinate Certificates with the highest payment priority then outstanding and each other class of Group I Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class I-B Certificates, respectively, only if the sum of the current percentage interests in the group I mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group I mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group I Senior Certificates," unless the amount of subordination provided to the Group I Senior Certificates by the Group I Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the period set forth in the Term Sheet, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the related group I mortgage loans will be allocated to the related Group I Senior Certificates, with such allocation to be subject to further reduction over an additional period thereafter set forth in the Term Sheet, as described herein.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment

Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group I mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" herein.

Distributions on the Group II Certificates

         On each distribution date, the Available Funds with respect to Loan Group II will be distributed as follows:

         (A) On each distribution date, the Available Funds for Loan Group II will be distributed to the Group II Senior Certificates as follows:

                  first, to the related Certificates in accordance with the priorities set forth in the Term Sheet, the Accrued Certificate Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest is subject to reduction in the event of specified interest shortfalls allocable thereto and, in the case of the Group II Interest-Only Certificates, also to certain Carry-forward Shortfall Amounts, in each case as described under "--Interest Distributions on the Group II Certificates" below;

                  second,  to the related  Certificates  in accordance  with the priorities set forth in the Term Sheet, any Carry-forward Shortfall Amounts due to each such class for such distribution date, to the extent such amounts were deducted from the Accrued Certificate Interest on the related Group II Interest-Only Certificates for such distribution date;

                  third, to the related Certificates in accordance with the priorities set forth in the Term Sheet, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates to the extent of remaining related Available Funds; and

                  fourth, to the related Certificates in accordance with the priorities set forth in the Term Sheet and in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to the Group II Senior Certificates for such distribution date, to the extent of remaining Available Funds, until each such Certificate Principal Balance has been reduced to zero.

         (B) Except as provided in paragraph (D) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for the Loan Group II after the distributions set forth in paragraph (A) above, will be distributed to the Group II Subordinate Certificates in accordance with the priorities set forth in the Term Sheet, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for the Loan Group II.

         (C) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Certificate Group or Groups to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Group II Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Group II Senior Certificates' respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in paragraph (A) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the related Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the related Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the related Senior Certificates in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the related Subordinate Certificates.

         (D) If on any distribution date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates in a Certificate Group would be greater than the aggregate Stated Principal Balance of the group II mortgage loans in its related Sub-Loan Group and any Group II Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such Group II Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is equal to the aggregate Stated Principal Balance of the group II mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such distribution date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group II Senior Certificates over (y) the aggregate Stated Principal Balance of the group II mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated first to the Group II Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class II-B Certificates with the highest numerical designation. If there exists more than one undercollateralized Certificate Group in Group II on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated among such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the mortgage loans in their respective Sub-Loan Groups.

         (E) If, after distributions have been made pursuant to priorities first, second and third of paragraph (A) above on any distribution date, the remaining Available Funds for any Sub-Loan Group in Loan Group II is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates, pro rata, based on their respective Certificate Principal Balances.

         (F) On each distribution date, Carry-forward Shortfall Amounts with respect to the applicable Group II Certificates set forth in the Term Sheet will be paid from amounts that would otherwise be payable as Accrued Certificate Interest on the related Group II Interest-Only Certificates.

         Payments made on a class of Certificates with Available Funds from another Sub-Loan Group in Loan Group II are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups in Loan Group II.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the related Residual Certificates; provided, that if on any distribution date there are any Available Funds for any Sub-Loan Group in Loan Group II remaining after payment of interest and principal to the Group II Certificates entitled thereto, such amounts will be distributed to the other classes of Group II Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group II Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the related Residual Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest Distributions on the Group II Certificates

         Holders of each class of Group II Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Sub-Loan Group in Loan Group II for that distribution date after reimbursement for certain advances to the Master Servicer and the Servicer.

         Holders of the Group II Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for the Loan Group II on that distribution date after distributions of interest and principal to the Group II Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicer and distributions of interest and principal to any class of Group II Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal Prepayment in full is made on a group II mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a group II mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of Group II Certificates on that distribution date will be offset by the Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the Group II mortgage loans serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master

Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group II mortgage loans will further reduce the Accrued Certificate Interest payable to the Group II Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Class II-B Certificates, beginning with the class of Class II-B Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Class II-A Certificates. Once the aggregate Certificate Principal Balances of the Class II-B Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Class II-A Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any Sub-Loan Group in Loan Group II is less than Accrued Certificate Interest on the related Group II Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related to the Group II Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the related group II mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent distribution dates, to the extent of the related Available Funds for the Loan Group II remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of the Group II Certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class of Certificates.

Principal Distributions on the Group II Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of the Group II Senior Certificates will be made on each distribution date pursuant to priority fourth above of clause (A) under "--Distributions on the Group II Certificates." In accordance with such priority fourth, the

Available Funds for each Sub-Loan Group in Loan Group II remaining after the distribution of interest on the related Group II Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the related Senior Optimal Principal Amount for the Loan Group II for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group II Senior Certificates would be greater than the aggregate Stated Principal Balance of the group II mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such class or classes of Group II Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (D) under "--Distributions on the Group II Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the Loan Group II based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the related Group II Senior Certificates and the percentage interest evidenced by the Group II Subordinate Certificates on a pro rata basis, generally the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the related Group II Senior Certificates on each distribution date for the period set forth in the Term Sheet with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the related Group II Senior Certificates over an additional period set forth in the Term Sheet (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the related Subordinate Percentages is equal to or greater than two times the weighted average of the initial related Subordinate Percentages and certain loss and delinquency tests described in the Term Sheet are met, the Group II Subordinate Certificates will receive certain additional payments as set forth in the Term Sheet, provided, further, that if on any distribution date the related Senior Percentage exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the group II mortgage loans during the related Prepayment Period will be allocated to the related Group II Senior Certificates. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Group II Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the group II mortgage loans evidenced by the Group II Subordinate Certificates. Increasing the respective percentage interest of the Group II Subordinate Certificates relative to that of the Group II Senior Certificates is intended to preserve the availability of the subordination provided by the Group II Subordinate Certificates.

         For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Group II Subordinate Certificates

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group II Senior Certificates will be allocated on a pro rata basis among the class of Group II Subordinate Certificates with the highest payment priority then outstanding and each other class of Group II Subordinate Certificates for which certain loss levels established for such class in the

Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B Certificates, respectively, only if the sum of the current percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group II Senior Certificates," unless the amount of subordination provided to the Group II Senior Certificates by the Group II Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the period set forth in the Term Sheet, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the related group II mortgage loans will be allocated to the related Group II Senior Certificates, with such allocation to be subject to further reduction over an additional period thereafter set forth in the Term Sheet, as described herein.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate
Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group II mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" herein.

Pass-Through Rates for the Offered Certificates

         The   respective   pass-through   rates  per  annum  for  the   Offered
Certificates will be calculated as set forth in the Term Sheet.

Calculation of One-Month LIBOR

         With respect to each Offered Certificate that bears interest based on One-Month LIBOR, on the second LIBOR business day preceding the commencement of each Interest Accrual Period for the applicable Offered Certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all applicable Classes of Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all applicable Classes of Offered Certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.   with an established place of business in London,

2.   which have been designated as such by the Securities Administrator, and

3. which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Master Servicer.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the related Classes of Offered Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Monthly Advances

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency (in case of a negative amortization loan, only to the extent set forth in the related Servicing Agreement), net of the Servicing Fee except to the extent the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement, will constitute an event of default under such Servicing Agreement. Such event of default shall then obligate the Master Servicer, in its capacity as successor servicer, or any other successor to the servicer, to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, the related Servicer, the Master Servicer or the Trustee may withdraw from the Protected Account or the Distribution Account, as applicable, funds that were not included in related Available Funds for the preceding distribution date to reimburse itself for Monthly Advances previously made. Any such amounts withdrawn by the related Servicer, the Master Servicer or the Trustee in order to make a Monthly Advance or in reimbursement of Monthly Advances previously made are generally required to be replaced by such Servicer, the Master Servicer or the Trustee, as applicable, on or before the next distribution date, subject to subsequent withdrawal. In addition, any Monthly Advances previously made in respect of any mortgage loan in a loan group that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance

Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds with respect to such loan group in the Distribution Account prior to the distributions on the related Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination provides the holders of Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses from a Loan Group among the related Subordinate Certificates, beginning with the related Subordinate Certificates with the lowest payment priority until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this term sheet supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this term sheet supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this term sheet supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions relating to mortgage loans in the related Loan Group will generally be borne by the related Subordinate Certificates (to the extent then outstanding) in inverse order of priority. However, after the Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Sub-Loan Group will be reduced by the amount of any Debt Service Reductions applicable to the mortgage loans of the related Sub-Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Sub-Loan Group that would otherwise be available for distribution on a distribution date.

         In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this term sheet supplement as a Subsequent Recovery, will be distributed as part of available funds for the Loan Group in accordance with the priorities described herein under "Description of the

Certificates - Distributions on the Group I Certificates" and "Description of the Certificates - Distributions on the Group II Certificates". Additionally, the Certificate Principal Balance of each class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the related period set forth in the related Servicing Agreement in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

         The principal portion of Realized Losses on the group I mortgage loans will be allocated on any distribution date to the Class I-B Certificates, starting with the Class I-B Certificates with the highest numerical designation, sequentially, in that order, until the Certificate Principal Balance of such classes has been reduced to zero. Thereafter, the principal portion of Realized Losses on the group I mortgage loans in each Sub-Loan Group will be allocated on any distribution date to the related Class I-A Certificates as described in the Term Sheet. The principal portion of any Realized Losses that are allocated to the Class I-A Certificates will be allocated as set forth in the Term Sheet.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group I Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group I mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group I Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group I mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group I mortgage loans as of the first day of the month of such distribution date and
(ii) Group I Senior Certificates shall be made on any distribution date on account of Realized Losses on the group I mortgage loans to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of the group I mortgage loans as of such distribution date to an amount less than the Stated Principal Balances of the group I mortgage loans as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

Allocation of Realized Losses on the Group II Certificates

         The principal portion of Realized Losses on the group II mortgage loans will be allocated on any distribution date to the Class II-B Certificates, starting with the Class II-B Certificates with the highest numerical designation, sequentially, in that order, until the Certificate Principal
Balance of such classes has been reduced to zero. Thereafter, the principal portion of Realized Losses on the group II mortgage loans in each Sub-Loan Group will be allocated on any distribution date to the related Class II-A Certificates as described in the Term Sheet. The principal portion of any Realized Losses that are allocated to the Class II-A Certificates will be allocated as set forth in the Term Sheet.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group II Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date and
(ii) Group II Senior Certificates shall be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of the group II mortgage loans as of such distribution date to an amount less than the Stated Principal Balances of the group II mortgage loans as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

Adjustable Rate Supplemental Fund

         If an Adjustable Rate Supplemental Fund is specified in the Term Sheet, then on the closing date, the depositor will pay to the securities administrator, on behalf of the trust, for deposit in the Adjustable Rate Supplemental Fund, an amount which shall be approximately equal to the amount of any potential shortfall of interest on the applicable Adjustable Rate Certificates on each distribution date, until the distribution date set forth in the Term Sheet, due to the fact that certain mortgage loans are still in their initial fixed-rate period. To the extent that a class of applicable Adjustable Rate Certificates has a shortfall of interest on any such distribution date due to the application of the net rate cap, amounts equal to such shortfall will be withdrawn from the Adjustable Rate Supplemental Fund and paid to such class or classes of certificates. The Adjustable Rate Supplemental Fund will then be entitled to be replenished on each future distribution date from Available Funds otherwise payable as interest on the related Interest-Only Certificates, until the Adjustable Rate Supplemental Fund has been restored to the related amounts deposited therein on the closing date. Once the amounts on deposit in the Adjustable Rate Supplemental Fund has been replenished in full, amounts on deposit therein will be distributed to the depositor or its designee on the immediately following distribution date, and following such distribution the Adjustable Rate Supplemental Fund will be terminated.

                                THE CAP CONTRACTS

         To the extent set forth in the Term Sheet, the Trust may enter into one or more Cap Contracts that provide for payments to the Securities Administrator with respect to the certain Adjustable Rate Certificates, with a Cap Counterparty identified in the Cap Contracts, for the benefit of the holders of the related Certificates set forth in the Term Sheet. Such Certificates may receive the benefit of payments from the related Cap Contract, except that each such Certificate also may receive payments from the Cap Contracts related to one or more other applicable Certificates on a subordinate basis. The Cap Contracts will be intended to provide partial protection to such Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

         The Cap Counterparty is expected to be a banking association whose long term deposits are rated at least "AA-" by S&P and "Aa3" by Moody's or a derivatives financial institution with similar ratings. The Cap Counterparty will provide upon request, without charge, to each person to whom a prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty.

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

         On or before each distribution date through and including the distribution date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Securities Administrator, under an account established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) One-Month LIBOR, over (ii) the strike rate set forth in the related Cap Contract. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of such class of Certificates for the related distribution date and (ii) the related certificate notional amount set forth in the related Cap Contract.

         Unless otherwise set forth in the Term Sheet, it is expected that on each distribution date, amounts received under each respective Cap Contract with respect to the related Certificates and such distribution date will be allocated in the following order of priority:

         first, to the holders of the related class of Certificates, the payment of any Carry-forward Shortfall Amount for each such class for such distribution date;

         second, from any remaining amounts, to the holders of the related class
of  Certificates,   the  payment  of  any  Accrued   Certificate   Interest  and
Carry-forward Amount for each such class on such distribution date;

         third, from any excess amounts available from each Cap Contract, to the applicable Senior Certificates and then to the applicable Subordinate Certificates, sequentially, beginning with Subordinate Certificates with the lowest numerical designation, in that order, to the extent not paid pursuant to clauses first or second above; and

         fourth, from any remaining amounts, to payment in to the Reserve Fund.

         The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

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

                            YIELD ON THE CERTIFICATES

General

         The yield to maturity and the weighted average life on each class of the Offered Certificates will be primarily affected by the amount and timing of principal payments on the related mortgage loans (including prepayments), the allocation of principal payments on the mortgage loans among the related classes of the Offered Certificates, Realized Losses and interest shortfalls on the related mortgage loans, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described herein, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loan ---Enforceability of Certain Provisions" in the prospectus. Prepayment charges with respect to the mortgage loans will either be payable to the holders of the related Class XP Certificates, if any, or will be retained by the related servicer as additional servicing compensation; but, in either case, will not be payable to the Offered
Certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal Prepayments, liquidations and repurchases of the related mortgage loans will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the

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

related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the related mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because the related mortgage loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the related mortgage loans may significantly affect the actual yield to maturity on the related Offered
Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Some of the mortgage loans are assumable under certain circumstances if, in the sole judgment of the Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The Servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if the Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection

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

with the sales of the mortgaged properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Allocation of Principal Payments

Group I Certificates

         Subject to the circumstances described under "Description of the Certificates--Principal Distributions on the Group I Certificates" herein, generally on each distribution date during the period set forth in the Term Sheet, all principal prepayments on the group I mortgage loans in a Sub-Loan Group will generally be allocated to the related Group I Senior Certificates. Thereafter, as further described in this term sheet supplement, during some periods, subject to loss and delinquency criteria described in this term sheet supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Group I Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Group I Subordinate Certificates, as applicable, is exceeded and that class of Group I Offered Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Group I Subordinate Certificates with the highest payment priority.

Group II Certificates

         Subject to the circumstances described under "Description of the Certificates--Principal Distributions on the Group II Certificates" herein, generally on each distribution date during the period set forth in the Term Sheet, all principal prepayments on the group II mortgage loans in a Sub-Loan Group will generally be allocated to the related Group II Senior Certificates. Thereafter, as further described in this term sheet supplement, during some periods, subject to loss and delinquency criteria described in this term sheet supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Group II Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Group II Subordinate Certificates, as applicable, is exceeded and that class of Group II Offered Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Group II Subordinate Certificates with the highest payment priority.

Interest Shortfalls and Realized Losses

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by that Servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. None of the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein and "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this term sheet supplement.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the related mortgage loans and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the related mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of related Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

         As described herein under "Description of the Certificates--Allocation of Realized Losses; Subordination" amounts otherwise distributable to holders of the Subordinate Certificates may be

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

made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. A larger than expected rate of delinquencies or losses on the mortgage loans in Loan Group I will affect the rate of principal payments on each class of Group I Subordinate Certificates if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of the related Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group I Subordinate Certificates from distributions of portions of the related Subordinate Optimal Principal Amount. See "Description of the Certificates--Principal Distributions on the Group I Senior Certificates" and "--Principal Distributions on the Group I Subordinate Certificates" herein. Similarly, a larger than expected rate of delinquencies or losses on the mortgage loans in Loan Group II will affect the rate of principal payments on each class of Group II Subordinate Certificates if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of the related Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group II Subordinate Certificates from distributions of portions of the related Subordinate Optimal Principal Amount. See "Description of the Certificates--Principal Distributions on the Group II Senior Certificates" and "--Principal Distributions on the Group II Subordinate Certificates" herein.

Assumed Final Distribution Date

         The assumed final distribution date for each class of Certificates is as set forth in the Term Sheet and is generally the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the related mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, repurchase from the trust all the mortgage loans of a loan group on or after any distribution date on which the aggregate stated principal balances of the mortgage loans of such loan group are less the percentage (as set forth in the Term Sheet) of the Cut-off Date Stated Principal Balance of such mortgage loans. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

Weighted Average Life

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

Yield Sensitivity of the Interest-Only Certificates

         The yield to maturity on the Interest-Only Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans. The related yield to maturity on such Interest-Only Certificates may fluctuate significantly over time, because the Notional Amount of the Interest-Only Certificates is equal to the aggregate outstanding principal balance on certain mortgage loans or the Certificate Principal Balance of the class or classes of Certificates, as applicable, in each case as set forth in the Term Sheet. Investors in these Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on the applicable mortgage loans could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the related mortgage loans on each distribution date during the period set forth in the Term Sheet will be allocated to the related Senior Certificates (in each case subject to limited exceptions).

                         POOLING AND SERVICING AGREEMENT

General

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,
(3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreement, if any, between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Pre-Funding Account, the Interest Coverage Account, the Reserve Fund and the Distribution Account, (6) the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee, (7) the rights with respect to the Cap Contracts, (8) the rights with respect to the applicable swap agreement, if any, and (9) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Securities Administrator, which will serve as Certificate Registrar and Paying Agent; for these purposes and for purposes of presentment and surrender located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, SAMI II 2007-AR7, and for all other purposes located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group, SAMI II 2007-AR7. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

         At the time of issuance of the Certificates, the Depositor will cause the initial mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The subsequent group II mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the subsequent cut-off date, will be sold to the trust on the related transfer date(s). The initial mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. The subsequent group II mortgage loans will be identified in a schedule appearing as an exhibit to the related subsequent transfer instrument. Such schedules will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

Representations and Warranties

         In the Mortgage Loan Purchase Agreement pursuant to which the Depositor purchased (or will purchase) the mortgage loans from the Sponsor, the Sponsor made (or will make) certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects as of the Closing Date;

         (2) Immediately prior to the transfer to the Depositor, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Sponsor has full right and authority to sell or assign the same pursuant to the Mortgage Loan Purchase Agreement or subsequent transfer instrument; and

         (3) As of the Closing Date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor, any of its affiliates nor any servicer of any related mortgage loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a breach of any representation or warranty set forth above, or otherwise included in the Mortgage Loan Purchase Agreement, which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will either
(i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. This obligation of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

Custodial Arrangements

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard such mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The Trustee

         The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2007, Citibank's Agency and Trust group manages in excess of $4.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2007, Citibank, N.A. acts as trustee and/or paying agent for approximately 400 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as successor master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities under the Agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Agreement and fails to resign after written request therefor by the Depositor or if the Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the Agreement.

         On and after the time the Master Servicer receives a notice of termination pursuant to the Agreement, the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for in the Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement; provided, however, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or
(b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act pursuant to the Agreement except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the Master Servicer pursuant to the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer pursuant to the Agreement. Any successor Master Servicer shall be an established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. If the Trustee assumes the duties and responsibilities of the Master Servicer, the Trustee shall not resign as successor master servicer until another successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act under the Agreement, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. The Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer and appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the Trustee by the Trust pursuant to the Agreement. Any successor to the Master Servicer as successor servicer under any servicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The Securities Administrator

         Under the terms of the Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

         The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Securities Administrator, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The Master Servicer and Servicers

         Master Servicer

         The Master Servicer will be responsible for master servicing the mortgage loans. The responsibilities of Wells Fargo Bank, as Master Servicer and Securities Administrator, include:

          o    receiving funds from the servicers,

          o reconciling servicing activity with respect to the mortgage loans,

          o    calculating remittance amounts to certificateholders,

          o    making distributions to certificateholders,

          o    investor and tax reporting,

          o    oversight of all servicing activity,

          o providing certain notices and other responsibilities as detailed in the Agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

         For a general description of the master servicer and its activities, see "Master Servicer" in this term sheet supplement. For a general description of material terms relating to the Master Servicer's removal or replacement, see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

          o    communicating with borrowers;

          o    sending monthly remittance statements to borrowers;

          o    collecting payments from borrowers;

          o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

          o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

          o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

          o accurate and timely reporting of negative amortization amounts, if any;

          o    paying escrows for borrowers, if applicable;

          o    calculating and reporting payoffs and liquidations;

          o    maintaining an individual file for each loan; and

          o    maintaining    primary   mortgage   insurance    commitments   or
               certificates  if  required,   and  filing  any  primary  mortgage
               insurance claims.

Servicing and Other Compensation and Payment of Expenses

         The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to the investment income on funds in the Distribution Account for the period specified in the Agreement. The Depositor may also be entitled to investment income on the funds in the Distribution Account for the period specified in the Agreement. The Master Servicer and the Depositor will be liable for losses on such funds as set forth in the Agreement. The amounts due to the Master Servicer as specified in this paragraph are hereafter referred to as the Master Servicer Compensation. Each of the Servicers will be entitled to receive a Servicing Fee as compensation for its activities under the related Servicing Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such Servicer as of the Due Date in the month preceding the month in which such distribution date occurs. However, Prepayment Interest Shortfalls on the mortgage loans resulting from prepayments in full or in part will be offset by the related Servicer up to an amount equal to its aggregate Servicing Fee due in such month or, upon a Servicer's default in the payment thereof, by the Master Servicer on the distribution date in the following calendar month to the extent of Compensating Interest Payments as described herein.

         In addition to the primary compensation described above, the applicable Servicer may be entitled to retain assumption fees, tax service fees, late payment charges and, if applicable, any prepayment charges and penalties, in each case the extent collected from the related mortgagor and as provided in the related Servicing Agreement.

         The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

Table of Fees and Expenses

         The following table indicates the fees and expenses expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                   Item                         Fee                                Paid From
                   ----                         ---                                ---------
         Servicing Fee(1)           as set forth in the Term      Mortgage Loan Interest Collections
                                    Sheet

          (1) The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Collection and Other Servicing Procedures

         Each Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures that the Servicer employs when servicing mortgage loans for its own account, to the extent such procedures shall be consistent with the terms of each respective Servicing Agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and a Servicer has knowledge thereof, such Servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If a Servicer reasonably believes that the due-on-sale clause cannot be enforced under applicable law, such Servicer may enter into (i) an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (ii) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the purchaser of the mortgaged property is substituted as the mortgagor and becomes liable under the mortgage note, in accordance with the terms of the Servicing Agreement. The related Servicer will retain any fee collected for entering into an assumption agreement as additional servicing compensation to the extent provided in the related Servicing Agreement. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.

         Each Servicer will establish and maintain, in addition to the Protected Account described herein under "--The Protected Accounts," one or more accounts which comply with the requirements of the related Servicing Agreement. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreements. Each of these accounts and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for

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

application to restoration or repair of the mortgaged property, to refund to any mortgagors any sums as may be determined to be overages, to pay to the related Servicer, or to the mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

         Each Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Modifications

         The Servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Agreement or the Servicing Agreement, as applicable.

         In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the Servicer to be in the best interests of the related certificateholders, the Servicer may engage, either directly or indirectly, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. Modifications may have the effect of, among other things, reducing or otherwise changing the mortgage loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. In addition, if the mortgage loan is not in default or if default is not reasonably foreseeable, the Servicer may modify the loan only to the extent set forth in the Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified mortgage loan in a loan group may remain in the trust, and the reduction in collections resulting from a modification may result in a lower net rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in an allocation of a Realized Loss to, one or more classes of related certificates.

         In connection with any such servicing modification, the Servicer may reimburse itself for any outstanding Monthly Advances and servicing advances in the same calendar month as the modification to the extent that such related Monthly Advances or servicing advances are reimbursable to the Servicer and to the extent of related principal collections in the Protected Account for the related distribution date. To the extent such Monthly Advance or servicing advance is forgiven, any such reimbursement shall be treated as a Realized Loss. To the extent Monthly Advances and servicing advances or other amounts owed the Servicer are capitalized, the Servicer may reimburse itself from such amounts on a first priority basis to the extent of principal collections for the related distribution date.

Evidence as to Compliance

         Each Servicing Agreement and the Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, the Securities Administrator, the Master Servicer, the related Servicer and each party participating in the servicing function will provide to the Master Servicer, the Depositor and the Securities

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

Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each Servicing Agreement and the Agreement will also provide that the Securities Administrator, the Master Servicer, the related Servicer and each party participating in the servicing function will deliver to the Master Servicer, Depositor and the Securities Administrator along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each Servicing Agreement will also provide for delivery to the Master Servicer, Depositor and the Securities Administrator on or before a specified date in March of each year, of a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the Agreement or the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof.

         The Agreement will also provide for delivery to the Depositor and the Securities Administrator on or before a specified date in each year, an annual statement signed by officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders, if not available on the Securities Administrator's website, without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under "The Master Servicer." These items will be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans

         Each Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, each Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by a Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

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

Transfer of Master Servicing

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee (at the expense of the Master Servicer); (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an opinion of counsel addressed to the Trustee, each stating that all conditions precedent to such action under the Agreement have been completed and such action is permitted by and complies with the terms of the Agreement and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor master servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Optional Purchase of Defaulted Loans

         With respect to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right, but not the obligation, to purchase such mortgage loan from the trust at a price equal to the Repurchase Price; provided, however
(i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the mortgage loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

         In addition, the Sponsor shall have the right, but not the obligation, to purchase any mortgage loan from the trust for which (i) the initial scheduled payment due to the Sponsor or (ii) the initial scheduled payment due to the trust becomes 30 days delinquent; provided, however, such optional purchase shall be exercised no later than the 270th day after such mortgage loan is subject to such optional repurchase. Such purchase shall be made at a price equal to the Repurchase Price.

         These optional purchase rights described above may be assigned by the Sponsor to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the issuing entity may affect the loss and delinquency tests which determine the level of the Overcollateralization Target Amount, which may adversely affect the market value of the certificates.

The Protected Accounts

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

         Each Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit on a daily basis all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from such Servicer's own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the applicable Servicing Agreement and shall meet the requirements of the Rating Agencies with respect thereto.

         On the date specified in the applicable Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the Distribution Account the available funds of each Loan Group for such distribution date.

The Distribution Account

         The Securities Administrator shall establish and maintain in the name of the Paying Agent, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which the Securities Administrator will deposit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Agreement). The Distribution Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Securities Administrator will deposit in the Distribution Account, as received, the following amounts:

         (i) Any amounts withdrawn from a Protected Account or other permitted account;

         (ii) Any Monthly Advance and Compensating Interest Payments;

         (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

         (iv)  The   Repurchase   Price  with  respect  to  any  mortgage  loans
repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

         (v) Any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) Any other amounts received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to the Agreement.

         The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such permitted investments selected by the Depositor or deposited in demand deposits with such depository institutions as selected by the Depositor, provided that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement).

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

         On each distribution date, the Securities  Administrator  shall pay the
certificateholders   in  accordance   with  the   provisions   set  forth  under
"Description of the Certificates--Distributions on the Certificates" herein.

The Reserve Fund

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the applicable certificateholders, an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under clause fourth of "The Cap Contracts" in this term sheet supplement. The amount at any time on deposit in the Reserve Fund shall be held either (i) uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the applicable Certificateholder out of its own funds immediately as realized.

         On each distribution date, amounts will be allocated in accordance with the provisions set forth with respect thereto under "The Cap Contracts" herein.

Voting Rights

         Voting rights of the trust in general will be allocated among the classes of Certificates (other than the Interest-Only Certificates and
Residential Certificates) based upon their respective Certificate Principal Balances; and voting rights will be allocated to the Interest-Only Certificates and Residential Certificates in the percentages set forth in the Agreement.

Reports to Certificateholders

         On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of each Class of Certificates following such payment and certain other information relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities
Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

Termination

         The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its

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

designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any  distribution  date on  which  the  aggregate  Stated  Principal
Balance of the mortgage loans of a loan group is less than a specified percentage (set forth in the Term Sheet) of the aggregate Stated Principal Balance of the mortgage loans of such loan group as of the Cut-off Date, the Depositor or its designee may repurchase from the trust all the mortgage loans of such loan group remaining outstanding and any REO Property related to the mortgage loans of such loan group remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the related mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the related mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee, the Master Servicer and the Securities Administrator payable in accordance with the terms of the Agreement. Such designee, if not EMC or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) such designee is (A) not a party in interest with respect to any Plan (as defined below) and (B) is not a "benefit plan investor" (other than a plan sponsored or maintained by the designee, provided that no assets of such plan are invested or deemed to be invested in the Certificates). Any such repurchase will result in the retirement of all the Certificates of the related loan group. The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "The Agreements--Termination; Retirement of Securities" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         Elections will be made to treat the trust fund as one or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (other than the Cap Contracts, the applicable swap account, if any, and the Reserve Fund, in each case, if and to the extent created under the Agreement) will each qualify as a REMIC under the Internal Revenue Code of 1986 (hereafter referred to as the "Code"). The certificates (other than the residual certificates) will represent regular interests in a REMIC and are herein referred to as the "regular certificates" or the "REMIC regular certificates." Certain of the Offered
Certificates will represent the right to receive, or obligation to make, payments in respect of the related Carry-forward Shortfall Amounts, Coupon Strips and/or payments under the related Cap Contract and/or related swap agreement, if any, (each such right or obligation, a "Derivative Interest") in each case as applicable, none of which Derivative

Interests shall be included in any REMIC. The Class R certificates will be designated as the residual interest in each REMIC (as each such term is defined in the Agreement). All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates.

         Because the regular certificates will be considered to represent regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Interest-Only Certificates will be issued with original issue discount, and that the remaining Offered Certificates will not be issued with original issue discount. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the "OID Regulations"). All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the regular certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the certificates is [25]% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Prepayment Considerations" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a regular certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS, respectively.

         Certain classes of the certificates that are regular certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

         Each holder of a regular certificate entitled to receive payments in respect of a Derivative Interest, is deemed to own an undivided beneficial ownership interest in multiple assets: a REMIC regular interest and payments in respect of such Derivative Interest. Under the REMIC regulations, each such holder of regular certificates must allocate its purchase price for such certificates between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments under the Derivative Interests, in accordance with the relative fair market values thereof. For tax reporting purposes, the Underwriter estimates that the right to receive, and the obligation to pay, amounts with respect to the Derivative Interests, have de minimis value. The OID

Regulations provide that an issuer's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the Securities Administrator is required to account for each REMIC regular interest and the right to receive (or the obligation to make) payments in respect of the Derivative Interests.

         The Securities Administrator shall treat such payments in accordance with the tax regulations relating to notional principal contracts. It is possible that the right to receive such payments could be treated as a partnership among the holders entitled to such payments and the person deemed obligated to make such payments, in which case holders of such certificates potentially would be subject to different timing of income, and foreign holders of such certificates could be subject to withholding in respect of such payments. It is unclear what tax rules govern payments in respect of such payments, and holders of these certificates are advised to consult their own tax advisors regarding the consequences of the arrangements with respect to the related Reserve Fund and payments from such funds on their allocation or computation of issue price, timing, character and source of income and deductions.

         U.S.  Treasury  Department  regulations  have  been  promulgated  under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the applicable certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         In the event that the right to receive, and the obligation to make, payments with respect to a Derivative Interest are characterized as a "notional principal contract" for federal income tax purposes, holders of the certificates will be entitled to amortize or required to include in income, as applicable, the separate price paid for the right to receive such amounts, in each case under the notional principal contract regulations. Further, upon the sale of a certificate, the amount allocated to the selling certificateholder's right to receive, or obligation to make, payments in respect of such amounts, would be considered a "termination payment" under the notional principal contract regulations allocable to such certificate. Gain or loss realized upon the termination of the right to receive such payments may be treated as capital gain or loss.

         With respect to the regular certificates, this paragraph applies exclusive of any rights, in respect of the Derivative Interests. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated, provided, that if 95% or more of the assets of the Trust qualify for any of the foregoing treatments at all times during a calendar year, the Offered Certificates will qualify for such status in their entirety for such calendar year. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Offered Certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving
rise  to  a   Prohibited

Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this term
sheet  supplement  and  "Material   Federal  Income  Tax  Consequences"  in  the
prospectus.

         The holders of the regular certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a certificate entitled to receive payments in respect of a Derivative Interest will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of such Derivative Interest. The value of the right to receive such payments is a question of fact which could be subject to differing interpretations. Because the right to each such payment is treated as a separate right of the certificates, not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any such amounts received will not be qualifying real estate income for real estate investment trusts.

Characterization of the Regular Certificates

         With respect to the regular certificates, this paragraph applies exclusive of any rights or obligations, as applicable, in respect of the Derivative Interests. The regular certificates will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts (hereafter referred to as "REITs"), subject to the limitations described in "Material Federal Income Tax Considerations--Taxation of the REMIC and its Holders" in the prospectus. Similarly, interest on the regular certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to certain limitations.

                                SECONDARY MARKET

         There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

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

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" and "Servicing of the Mortgage Loans--The Servicer" for a description of the legal proceedings against the Sponsor and the Servicer.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entity, the underwriter and the Depositor are affiliated parties. The Master Servicer, the Custodian and the Securities Administrator are the same entity. There are no affiliations between the Sponsor, the Depositor, the underwriter or the Issuing Entity and any of the Trustee, the Securities Administrator, any 10% concentration originator, any 10% concentration servicer (other than EMC) or the Custodian. There are no affiliations among the Master Servicer and the Trustee, or among the Trustee and the Securities Administrator, any 10% concentration originator or any 10% concentration servicer.

         There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or, except as disclosed herein, the pooled assets. Except as otherwise disclosed in this term sheet supplement, no such business relationship, agreement, arrangement, transaction or understanding, except as disclosed herein, has existed during the past two years.

                                     RATINGS

         It is expected that each class of Offered Certificates will receive the ratings set forth in the Term Sheet by on or more rating agencies including S&P, Moody's and/or Fitch.

         The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. The ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield. The ratings of the Rating Agencies also do not address the likelihood of payment of any Carry-forward Shortfall Amounts or payments to the related classes from any Cap Contract.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                LEGAL INVESTMENT

         It is anticipated that the classes of Offered Certificates that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (or SMMEA) and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. Classes of Offered Certificates not rated in one of the two highest rating categories will not constitute "mortgage related securities" for purposes of SMMEA, or the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities," or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution is encouraged to consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by any such plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), are encouraged to consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (referred to herein as the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Securities Administrator, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

         The DOL has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (referred to herein as the Underwriter's Exemption) to the Underwriter which may apply to the Offered Certificates (other than the Class R Certificates). However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an

"accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the Offered Certificates be rated at least "AA-" (or its equivalent) by Fitch Inc., or Fitch, S&P or Moody's, at the time of the Plan's purchase, provided that no Mortgage Loan has an LTV in excess of 100% on the Closing Date. See "ERISA Considerations" in the prospectus. The DOL amended the Underwriter's Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

         The Underwriter's Exemption is expected to apply to the Subordinate Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least "AA-" at the time of purchase, (ii) such beneficial owner is not a benefit plan investor, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer, a Servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes a "security" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. The Class R Certificates do not satisfy the requirements of the Underwriter's Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plan. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate is encouraged to consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

         A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code (referred to herein as Similar Law). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

         The  sale  of  any   Certificates   to  a  Plan  is  in  no  respect  a
representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

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

                              AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago,
Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity's name. The Depositor does not intend to send any financial reports to certificate holders.

         The Issuing Entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates--Reports to Certificateholders" and "Servicing of the Mortgage Loans--Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, together with such other reports to certificate holders or information about the certificates, in each case as shall have been filed with the Commission by the Securities Administrator, will be posted on the Securities Administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         Periodic distribution reports will be posted on the Securities Administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by the registered holders of the related securities free of charge upon request to the securities administrator. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this term sheet supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Certificates shall also be deemed incorporated by reference into this term sheet supplement.

         The Depositor will provide or cause to be provided without charge to each person to whom this term sheet supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this term sheet supplement, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179,
Attention: Secretary, or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

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

                                    GLOSSARY

         Below are abbreviated definitions of significant capitalized terms used in herein. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

Accrued Certificate Interest -- Either Group I Accrued Certificate Interest or Group II Accrued Certificate Interest, as applicable.

Actual Monthly Payments -- With respect to any mortgage loan in a Sub-Loan Group and each Due Period, the actual monthly payments of principal and interest received during such month on such mortgage loan.

Adjustable Rate Certificates -- Each class of the offered certificates that bears interest based on One-Month LIBOR, as set forth in the Term Sheet.

Adjustable Rate Supplemental Fund -- As described under "Description of the Certificates--Adjustable Rate Supplemental Fund" in this term sheet supplement.

Adjusted Rate Cap -- With respect to each class of Class A and Class B Certificates in a Loan Group, each distribution date and the related Due Period,
(A) the sum of (i) the scheduled Monthly Payments owed on the related mortgage loans for such Due Period less the related Servicing Fees and any related lender-paid primary mortgage insurance fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) the sum of (i) to the extent set forth in the Term Sheet, the Coupon Strip, if any, payable to the final maturity reserve account with respect to such distribution date, and
(ii) to the extent set forth in the Term Sheet, interest payable to the related Interest-Only Certificates, if any, expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

Aggregate Subordinate Optimal Principal Amount -- With respect to a Loan Group, the sum of each of the components of the definition of Subordinate Optimal Principal Amounts for all Sub-Loan Groups in such Loan Group.

Agreement -- The Pooling and Servicing Agreement, which will be entered into by the Depositor, the Sponsor, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the Trustee.

Allocable Share -- Either Group I Allocable Share or Group II Allocable Share, as applicable.

Available Funds -- Either Group I Available Funds or Group II Available Funds, as applicable.

Bankruptcy Loss -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Book-entry Certificates -- The Senior Certificates and the Offered Subordinate Certificates issued, maintained and transferred at the DTC.

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Business  Day -- Generally  any day other than a Saturday,  a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, the Custodian, or any Servicer is located are obligated by law or executive order to be closed.

Cap Contracts -- Any interest rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the related Adjustable Rate Certificates, as set forth in the Term Sheet, with the Cap Counterparty for the benefit of the holders of such Certificates.

Carry-forward Amount -- If on the distribution date the Pass-Through Rate for a class of Adjustable Rate Certificates is based upon the related Net Rate Cap, the excess, if any, of:

                  1. The amount of Accrued Certificate Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the fixed rate specified in the Term Sheet, over

                  2. The amount of Accrued Certificate Interest on such class calculated using a pass-though rate equal to the related Net Rate Cap for such distribution date.

Carry-forward Shortfall Amount -- As of any distribution date for any class of Adjustable Rate Certificates, the sum of the Carry-forward Amount for such distribution date and the Carry-forward Amount for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the fixed rate specified in the Term Sheet, for such distribution date.

Certificate Owner -- Any person who is the beneficial owner of a Book-entry Certificate.

Certificate Principal Balance -- With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates (unless otherwise specified in the Term Sheet), plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate (other than an Interest-Only Certificate), as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" herein, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate,
(2) the principal portion of all the Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such Certificate (other than an Interest-Only Certificate) (taking into account the applicable Loss Allocation Limitation), and (3) solely in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous distribution dates.

Certificates -- The Group I Certificates and the Group II Certificates.

Class Prepayment Distribution Trigger -- A test, which shall be satisfied for a class of Subordinate Certificates in a Loan Group for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Subordinate Certificates in such Loan Group subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the related mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Closing Date -- As set forth in the Term Sheet.

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Compensating  Interest -- Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

Cross-Over Date -- Either Group I Cross-Over Date or Group II Cross-Over Date, as applicable.

CPR -- A constant rate of prepayment on the mortgage loans.

Custodian -- Wells Fargo Bank, National Association.

Cut-off Date -- As set forth in the Term Sheet.

Debt Service Reduction -- A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deferred Interest -- The amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this term sheet supplement.

Deficient Valuation -- A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Determination Date -- With respect to any distribution date and the mortgage loans is the date specified in the applicable Servicing Agreement.

Due Date -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

Due Period -- With respect to any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

EMC -- EMC Mortgage Corporation.

Fitch -- Fitch Ratings and any successor thereto.

Group I Accrued Certificate Interest -- With respect to the Group I Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate immediately prior to such distribution date, less (1) in the case of a Group I Senior Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or

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

similar state law and (c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Group I Subordinate Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (3) in the case of the Group I Interest-Only Certificates, the Accrued Certificate Interest for each such class on any distribution date will be reduced by the amount of any Carry-forward Shortfall Amount for the Class I-A Certificates. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group I Senior Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group I Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Group I Certificates after the distribution date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Group I Allocable Share -- With respect to any class of Group I Subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the related Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group I Subordinate Certificates (other than the class of Group I Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Group I Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Group I Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Group I Subordinate Certificates, in the order of their numerical Class designations.

Group I Available Funds -- For any distribution date with respect to Loan Group I, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related
Determination Date, in each case, from the related mortgage loans, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the related mortgage loans, and (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans, net of
(x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Trustee and the Custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

Group I Certificates -- The Group I Offered Certificates and Group I Non-offered Certificates.

Group I Cross-Over Date -- The distribution date on which the Certificate Principal Balances of the Group I Subordinate Certificates are reduced to zero.

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Group I Interest-Only  Certificates -- The interest-only Group I Certificates as described in the Term Sheet, if any.

Group I Net Interest Shortfalls -- Has the meaning set forth under "Description of the Certificates--Interest Distributions on the Group I Certificates" herein.

Group I Non-offered Certificates -- The non-offered Group I Certificates as described in the Term Sheet.

Group I Offered Certificates -- The offered Group I Certificates as described in the Term Sheet.

Group I Original Subordinate Principal Balance -- The aggregate Certificate Principal Balance of the Group I Subordinate Certificates as of the Closing Date.

Group I  Prepayment  Interest  Shortfalls  -- Has the  meaning  set forth  under
"Description  of  the  Certificates--Interest   Distributions  on  the  Group  I
Certificates" in this term sheet supplement.

Group I Senior Certificates -- The Class I-A Certificates and the Group I Interest-Only Certificates, if any.

Group I Senior Optimal Principal Amount -- With respect to Loan Group I and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such distribution date):

                  (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the related mortgage loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

                  (2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each related mortgage loan which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

                  (3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of related mortgage loans;

                  (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each related mortgage loan that became a Liquidated Mortgage Loan during the related Liquidation Period (other than mortgage loans described in the immediately following

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

         clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in Loan Group I during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in Loan Group I purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in Loan Group I which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in Loan Group I during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in Loan Group I that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5) any amount  allocated  to the related  Available  Funds in
         accordance    with   paragraph   (C)   under    "Description   of   the
         Certificates--Distributions on the Group I Certificates;" herein; and

                  (6) the applicable Senior Prepayment  Percentage of the sum of
         (a) the Stated Principal Balance of each mortgage loan in Loan Group I which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in Loan Group I that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Group I Senior Percentage -- With respect to Loan Group I and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Group I Senior Certificates by the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the beginning of the related Due Period.

Group I Senior Prepayment Percentage -- The Senior Prepayment Percentage for the Group I Senior Certificates on any distribution date occurring during the periods specified in the Term Sheet will be as set forth in the Term Sheet.

Group I Subordinate Certificates -- The Class I-B Certificates.

Group I Subordinate Certificate Writedown Amount -- With respect to the Group I Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group I Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group I Certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group I mortgage loans on the Due Date related to such distribution date.

Group I Subordinate Optimal Principal Amount -- With respect to Loan Group I and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group I Subordinate Certificates immediately prior to such distribution date):

                  (1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in Loan Group I on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2) the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in Loan Group I which was the subject of a prepayment in full received by the related Servicer during the applicable Prepayment Period;

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

                  (3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in Loan Group I during the applicable Prepayment Period;

                  (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in Loan Group I that became a Liquidated Mortgage Loan during the related Liquidation Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in Loan Group I during the related Due Period over (b) the sum of the amounts distributable to the holders of the Group I Senior Certificates pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

                  (5) the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in Loan Group I which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in Loan Group I that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

                  (6) on the distribution date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Group I Senior Certificates.

Group II Accrued Certificate Interest -- With respect to the Group II Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate immediately prior to such distribution date, less (1) in the case of a Group II Senior Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Group II Subordinate Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (3) in the case of the Group II Interest-Only Certificates, the Accrued Certificate Interest for each such class on any distribution date will be reduced by the amount of any Carry-forward Shortfall Amount for the Class II-A Certificates. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Senior Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to

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

any class of Group II Certificates after the distribution date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Group II Allocable Share -- With respect to any class of Group II Subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the related Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group II Subordinate Certificates (other than the class of Group II Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses
(2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Group II Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Group II Subordinate Certificates, in the order of their numerical Class designations.

Group II Available Funds -- For any distribution date with respect to Loan Group II, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the related mortgage loans, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the related mortgage loans, and (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans, net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Trustee and the Custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

Group II Certificates -- The Group II Offered Certificates and Group II Non-offered Certificates.

Group II Cross-Over Date -- The distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero.

Group II Interest-Only Certificates -- The interest-only Group II Certificates as described in the Term Sheet, if any.

Group II Non-offered Certificates -- The non-offered Group II Certificates as described in the Term Sheet.

Group II Net Interest Shortfalls -- Has the meaning set forth under "Description of the Certificates--Interest Distributions on the Group II Certificates" herein.

Group II Offered Certificates -- The offered Group II Certificates as described in the Term Sheet.

Group II Offered Subordinate Certificates -- The offered subordinate Group II Certificates as described in the Term Sheet.

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

Group II Original Subordinate Principal Balance -- The aggregate Certificate Principal Balance of the Group II Subordinate Certificates as of the Closing Date.

Group II Prepayment Interest Shortfalls -- Has the meaning set forth under "Description of the Certificates--Interest Distributions on the Group II Certificates" in this term sheet supplement.

Group II Senior Certificates -- The Class II-A Certificates and the Group II Interest-Only Certificates, if any.

Group II Senior Optimal Principal Amount -- With respect to Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such distribution date):

                  (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the related mortgage loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

                  (2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each related mortgage loan which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

                  (3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of related mortgage loans;

                  (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each related mortgage loan that became a Liquidated Mortgage Loan during the related Liquidation Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in Loan Group II during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in Loan Group II purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in Loan Group II which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in Loan Group II during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in Loan Group II that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5) any amount  allocated  to the related  Available  Funds in
         accordance    with   paragraph   (C)   under    "Description   of   the
         Certificates--Distributions on the Group II Certificates;" herein; and

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                  (6) the applicable Senior Prepayment  Percentage of the sum of
         (a) the Stated Principal Balance of each mortgage loan in Loan Group II
         which  was   repurchased  by  the  Sponsor  in  connection   with  such
         distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in Loan Group II that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Group II Senior Percentage -- With respect to Loan Group II and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Group II Senior Certificates by the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the beginning of the related Due Period.

Group II Senior Prepayment Percentage -- The Senior Prepayment Percentage for the Group II Senior Certificates on any distribution date occurring during the periods specified in the Term Sheet will be as set forth in the Term Sheet.

Group II Subordinate Certificates -- The Class II-B Certificates.

Group II Subordinate Certificate Writedown Amount -- With respect to the Group II Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group II Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group II mortgage loans on the Due Date related to such distribution date.

Group II Subordinate Optimal Principal Amount -- With respect to Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such distribution date):

                  (1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in Loan Group II on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2) the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in Loan Group II which was the subject of a prepayment in full received by the related Servicer during the applicable Prepayment Period;

                  (3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in Loan Group II during the applicable Prepayment Period;

                  (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in Loan Group II that became a Liquidated Mortgage Loan during the related Liquidation Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in Loan Group II during the related Due Period over (b) the sum of the amounts distributable to the holders of the Group II Senior

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         Certificates  pursuant  to  clause  (4) of the  definition  of  "Senior
         Optimal Principal Amount" on such distribution date;

                  (5) the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in Loan Group II which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in Loan Group II that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

                  (6) on the distribution date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Group II Senior Certificates.

Group II Subordinate Prepayment Percentage -- With respect to Loan Group II and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Group II Senior Certificates.

Insurance Proceeds -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses, including the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period -- Except as otherwise provided in the Term Sheet, for each class of Adjustable Rate Certificates and for any distribution date, the period from and including the preceding distribution date (or from the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date. For each class of the Offered Certificates other than the Adjustable Rate Certificates, the calendar month immediately preceding the calendar month in which such distribution date occurs.

Interest Coverage Account -- With respect to a Loan Group, the account or sub-account established and maintained pursuant to the Agreement, in connection with the payment of interest related to the pre-funding feature.

Interest-Only Certificates -- The Group I Interest-Only Certificates and the Group II Interest-Only Certificates.

Issuing Entity or Trust -- Structured Asset Mortgage Investments II Trust 2007-AR7.

Lender Paid PMI Rate -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan.

Liquidated Mortgage Loan -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

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

Liquidation Period -- With respect to a distribution date, is the related monthly or other related period preceding such distribution date described in the related Servicing Agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related servicer remittance date.

Liquidation Proceeds -- Amounts received by a Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group -- Any of Loan Group I or Loan Group II, as applicable.

Loan Group I -- The pool of mortgage loans consisting of the group I mortgage loans.

Loan Group II -- The pool of mortgage loans consisting of the group II mortgage loans.

Loan-to-Value Ratio -- The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Loss Allocation Limitation -- As defined under "Description of the Certificates--Allocation of Realized Losses; Subordination--Allocation of Realized Losses on the Group I Certificates" or "Description of the Certificates--Allocation of Realized Losses; Subordination--Allocation of Realized Losses on the Group II Certificates", as applicable.

Margin -- As set forth in the Term Sheet.

Master Servicer -- Wells Fargo Bank, National Association.

Master Servicer Compensation -- As defined under "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

Monthly Advance -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody's -- Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement -- The Mortgage Loan Purchase Agreement to be entered into by the Depositor and the Sponsor.

Net Deferred Interest -- With respect to the group I or group II mortgage loans, on any distribution date, the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related

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

Available Funds for such distribution date and available to be distributed on the related Certificates on that distribution date.

With respect to any class of Group I or Group II Certificates (other than the Interest-Only Certificates) as of any distribution date, an amount equal to the product of (1) the excess, if any, of (a) the Pass-Through Rate for such class of Certificates, over (b) the Adjusted Rate Cap for such class of Certificates for such distribution date, (2) the Certificate Principal Balance of such class of Certificates immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

With respect to the Interest-Only Certificates as of any distribution date, the difference, if any, between (1) the amount of Net Deferred Interest on the related mortgage loans during the related Due Period, and (2) the portion of Net Deferred Interest allocated to the Certificates of the related Group (other than the Interest-Only Certificates) on such distribution date.

Net Interest Shortfalls -- Either Group I Net Interest Shortfalls or Group II Net Interest Shortfalls, as applicable.

Net Liquidation Proceeds -- Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate -- For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap -- As set forth in the Term Sheet.

Non-Offered   Certificates  --  Any   Certificates   described  as  "non-offered
certificates" in the Term Sheet.

Notional Amount -- With respect to any distribution date and the Interest-Only Certificates, if any, the aggregate Certificate Principal Balance of the related Certificates (before taking into account the payment of principal on such Certificates on such distribution date).

Offered Certificates -- The Group I Offered Certificates and the Group II Offered Certificates.

Offered Subordinate Certificates -- The Group I Subordinate Certificates and the Group II Offered Subordinate Certificates.

One-Month LIBOR -- A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

Original Subordinate Principal Balance -- Either Group I Original Subordinate Principal Balance or Group II Original Subordinate Principal Balance, as applicable.

Outstanding Principal Balance -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Pre-Funded Amount -- With respect to a Loan Group, the amount to be paid by the Depositor to the Paying Agent for deposit in the related Pre-Funding Account on the Closing Date, in connection with the pre-funding feature.

Pre-Funding Account -- With respect to a Loan Group, the account or sub-account established and maintained pursuant to the Agreement into which the related Pre-Funding Amount shall be deposited.

Pre-Funding Period -- With respect to a Loan Group, the period from the Closing Date until the earliest of (i) the date on which the amounts on deposit in the related Pre-Funding Account (exclusive of investment income) is reduced to zero or (ii) the distribution date specified in the Term Sheet.

Prepayment Interest Shortfalls -- Either Group I Prepayment Interest Shortfalls or Group II Prepayment Interest Shortfalls, as applicable.

Prepayment Period -- With respect to a distribution date, such period as is provided in the Servicing Agreement with respect to the mortgage loans.

Principal Prepayment -- Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies -- S&P, Moody's and/or Fitch.

Realized Loss -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any distribution date. With respect to each mortgage loan which is the subject of a servicing modification during the calendar month immediately preceding the related distribution date, the sum of
(a) the total amount of interest and principal which is forgiven with respect to the related mortgage loan and (b) any other amounts due under a mortgage loan, on which Monthly Advances or servicing advances are outstanding, to the extent forgiven, which are reimbursable from the trust to the Servicer with respect to that servicing modification; provided that, the amounts expressed in clause (a) above shall not include the amounts expressed in clause (b) above.

Record Date -- For each class of the Adjustable Rate Certificates and each distribution date, the Business Day preceding the applicable distribution date so long as the Adjustable Rate Certificates remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs. For each class of the Offered Certificates other than the Adjustable Rate Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

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

REMIC Regular Certificates -- All classes of Certificates other than the Residual Certificates.

REO Property -- A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price -- With respect to any mortgage loan required to be repurchased, an amount equal to the excess of (i) the sum of (a) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase and (b) any costs and damages incurred by the Trust in connection with any violation of such mortgage loan of any predatory lending laws over (ii) any portion of the Servicing Fee, Monthly Advances or servicing advances payable to the purchaser of such mortgage loan.

Repurchase Proceeds -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement--Representations and Warranties" herein.

Residual Certificates -- The Class R Certificates.

Rules -- The rules, regulations and procedures creating and affecting DTC and its operations.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Securities Administrator -- Wells Fargo Bank, National Association.

Senior Certificates -- The Group I Senior Certificates and the Group II Senior Certificates.

Senior Optimal Principal Amount -- Either Group I Senior Optimal Principal Amount or Group II Senior Optimal Principal Amount, as applicable.

Senior Percentage -- Either Group I Senior Percentage or Group II Senior Percentage, as applicable.

Senior Prepayment Percentage -- Either Group I Senior Prepayment Percentage or Group II Senior Prepayment Percentage, as applicable.

Subordinate   Certificate   Writedown  Amount  --  Either  Group  I  Subordinate
Certificate Writedown Amount or Group II Subordinate Certificate Writedown Amount, as applicable.

Subordinate  Optimal  Principal  Amount -- Either  Group I  Subordinate  Optimal
Principal  Amount  or  Group  II  Subordinate   Optimal   Principal  Amount,  as
applicable.

Subordinate Percentage -- As of any distribution date and Loan Group, 100% minus the related Senior Percentage.

Subordinate Prepayment Percentage -- With respect to a Loan Group and as of any distribution date, 100% minus the Senior Prepayment Percentage for the related Senior Certificates.

Servicers -- As set forth in the Term Sheet.

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

Servicing Agreements -- The servicing agreements specified in the Agreement between the Sponsor and the Servicer.

Servicing Fee -- With respect to each mortgage loan, a fee that accrues at the servicing fee rate, as set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein, on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate -- As defined in the Agreement.

Sponsor -- EMC Mortgage Corporation.

Stated Principal Balance -- With respect to any group I mortgage loan and any distribution date: the sum of (i) the principal balance thereof as of the Cut-off Date (with respect to the initial mortgage loans) or as of the related Subsequent Cut-off Date (with respect to the subsequent mortgage loans), as the case may be, (ii) any Net Deferred Interest that is added to the principal balance of such mortgage loan, and (iii) the amount by which the outstanding principal balance of such mortgage loan has been increased pursuant to a servicing modification, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment), (2) all Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement that were received by the related Servicer prior to or during the related Liquidation Period related to such distribution date and (3) any Realized Loss thereon incurred during the related period set forth in the respective Servicing Agreement.

         With respect to any group II mortgage loan and any distribution date: the sum of (i) the principal balance thereof as of the Cut-off Date (with respect to the initial mortgage loans) or as of the related Subsequent Cut-off Date (with respect to the subsequent mortgage loans), as the case may be, (ii) any Net Deferred Interest that is added to the principal balance of such mortgage loan, and (iii) the amount by which the outstanding principal balance of such mortgage loan has been increased pursuant to a servicing modification, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment), (2) all Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement that were received by the related Servicer prior to or during the related Liquidation Period related to such distribution date and (3) any Realized Loss thereon incurred during the related period set forth in the respective Servicing Agreement.

The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Subordinate Certificates -- The Group I Subordinate Certificates and the Group II Subordinate Certificates.

Subsequent Cut-off Date -- With respect to a Loan Group, with respect to those subsequent mortgage loans in the related loan group sold to the trust pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.

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

Subsequent Mortgage Loans -- With respect to a Loan Group, the crossed mortgage loans which will be acquired by the trust for the related loan group during the pre-funding period with amounts on deposit in the related pre-funding account.

Subsequent Mortgage Loan Purchase Agreement -- With respect to a Loan Group, the agreement between the Sponsor and the Depositor, if any, and all amendments thereof and supplements thereto, regarding the transfer of the related subsequent mortgage loans by the Sponsor to the Depositor.

Subsequent Recoveries -- As of any distribution date, amounts received during the related Due Period by the Servicers or surplus amounts held by the Servicers to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Subsequent Transfer Date -- With respect to a Loan Group, with respect to each subsequent transfer instrument, the date on which the related subsequent mortgage loans are sold to the trust.

Subsequent Transfer Instrument -- With respect to a Loan Group, each subsequent transfer instrument, dated as of a subsequent closing date, executed by the trustee at the written direction of the seller and substantially in the form attached as an exhibit to the Agreement, by which subsequent mortgage loans are transferred to the trust.

Term Sheet -- Collectively, (i) the New Issue Computational Materials for Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Group I, and (ii) the New Issue Computational Materials for Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Group II, delivered by Bear, Stearns & Co. Inc.

Trustee -- Citibank, N.A.

Wells Fargo -- Wells Fargo Bank, National Association.

                                                                        ANNEX II

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. None of the Depositor, the Servicer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificate. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

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Thus, to the seller settling the sale through a DTC participant,  a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

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o    the  beneficial  owner  takes  one of the  following  steps  to  obtain  an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

o    a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person

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who is not a U.S.  person.  This  summary does not deal with all aspects of U.S.
federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

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